UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E) (2))

☒ Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12

CITIZENS & NORTHERN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒  No fee required

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

90-92 Main Street

Wellsboro, Pennsylvania 16901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, APRIL 20, 2023

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Citizens & Northern Corporation (the “Corporation”) will be held in a virtual meeting format only with no physical location on Thursday, April 20, 2023 at 2:00 P.M., local time, for the following purposes:

1.	To elect three (3) Class III directors to serve for a term of three (3) years;

2.	To consider and approve the following advisory (non-binding) resolution:

“Resolved, that the shareholders approve the compensation paid to the Named Executive Officers of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement”;

3.	To consider and act upon an advisory (non-binding) vote on frequency of the advisory vote on the compensation of our Named Executive Officers;

4.	To approve the Citizens & Northern Corporation 2023 Equity Incentive Plan;

5.	To ratify the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023; and

6.	To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for director listed in the enclosed proxy statement; “FOR” approval of the advisory, non-binding resolution approving the compensation of the Corporation’s Named Executive Officers; “FOR” the approval in an advisory vote, that the shareholder advisory vote to approve the compensation of the Corporation’s Named Executive Officers should occur “EVERY YEAR”; “FOR” approval of the Citizens & Northern Corporation 2023 Equity Incentive Plan; and “FOR” ratification of the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023.

We have elected to provide access to our proxy materials over the Internet using the Securities and Exchange Commission’s “notice and access” rules. Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2022 Annual Report on Form 10-K with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

The Annual Meeting will be hosted in a virtual format only online via live webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://web.lumiagm.com/244346915, click on “I have a control number,” enter the control number found on your proxy card, voting instruction form or notice that you received previously, and enter the password: citizens2023 (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Citizens & Northern Corporation common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by fax to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on April 10, 2023.

Your vote is important regardless of the number of shares you own. You may vote during the Annual Meeting by following the instructions on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to vote your shares. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions described in this proxy statement, as well as in the Notice you received in the mail. This will not prevent you from voting at the meeting but will assure that your vote is counted if you are unable to participate.

Only shareholders of record at the close of business on February 3, 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Wellsboro, Pennsylvania	Skye L. Mahosky
March 10, 2023	Corporate Secretary

TABLE OF CONTENTS
Page
Annual Meeting Information	5-7

Who is entitled to vote?
On what am I voting?
How does the Board of Directors recommend I vote on the proposals?
How are proxy materials being disseminated?
How do I vote?
How do I change my vote?
What is a quorum?
What vote is required to approve the proposals?
Who will count the vote?
How are proxies being solicited?
What is the deadline for shareholder proposals for next year’s Annual Meeting?

Internet Availability of Proxy Materials	7

Cautionary Statement Regarding Forward-Looking Statements	8

Proposal 1 - Election of Directors	8-11

Board of Directors
Nominees for Election
Director Qualifications

Executive Officers	11-13

Human Capital Management	13-14

Corporate Governance	14-18

Director Independence
Leadership Structure of the Board
Meetings and Committees of the Board of Directors
Shareholder Communications
Related Person Transactions and Policies
Stock Ownership Requirements
Anti-Hedging Policy

Information Concerning Security Ownership	19-20

Beneficial Ownership of Principal Holders
Beneficial Ownership of Executive Officers and Directors
Delinquent Section 16(a) Reports

Compensation Discussion and Analysis	20-29

2022 Performance Highlights
2022 Key Compensation Decisions and Actions
Overview of the Executive Compensation Program
Compensation Philosophy and Program Objectives
2022 Program Components
How We Make Decisions Regarding Named Executive Officer Compensation
2022 Executive Compensation Decisions
Consideration of Say-on-Pay Advisory Vote
Risk Management
Recoupment Policy

Executive Compensation Tables	30-34
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits

CEO Pay Ratio	34

Pay Versus Performance	35-39
Pay Versus Performance
Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Core Return on Average Equity
Citizens & Northern Corporation Total Shareholder Return vs. Peer Group
Total Return

Employment Agreements	39-41

Change in Control Agreement	41

Potential Payments Upon Termination or Change in Control	41-42

Indemnification Agreements	42-43

Compensation of Directors	43-44
Director Summary Compensation Table
Director Fees
Independent Directors Stock Incentive Plan

Proposal 2 – Advisory Non-Binding Vote on Executive Compensation	44-45

Proposal 3 – Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	45

Proposal 4 – Citizens & Northern Corporation 2023 Equity Incentive Plan	45-51

Proposal 5 – Ratification of Independent Registered Public Accounting Firm	51

Fees of Independent Registered Public Accounting Firm	52

Audit Committee Report	52

Annual Report on Form 10-K	52

Other Matters	52

Appendix A – Citizens & Northern Corporation 2023 Equity Incentive Plan	53-67

90-92 Main Street

Wellsboro, Pennsylvania 16901

PROXY STATEMENT

Annual Meeting of Shareholders – April 20, 2023

Annual Meeting Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation (the “Corporation”) to be used at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, April 20, 2023, at 2:00 P.M., in a virtual meeting format only with no physical location, and at any adjournments or postponements thereof. This proxy statement was first made available to shareholders on March 10, 2023.

Who is entitled to vote?

Shareholders owning Corporation common stock on February 3, 2023 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On February 3, 2023, there were 15,550,186 shares of Corporation common stock outstanding.

On what am I voting?

You will be asked to vote on the following matters:

●	Election of three (3) Class III directors for three-year terms expiring in 2026;

●	Approval of the advisory (non-binding) resolution on the compensation paid to the Named Executive Officers of the Corporation;

●	An advisory vote for shareholders to recommend the frequency of the advisory vote to approve the compensation of the Corporation’s Named Executive Officers;

●	Approval of the Citizens & Northern Corporation 2023 Equity Incentive Plan; and

●	Ratification of the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Corporation’s management.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for director listed in the enclosed proxy statement; “FOR” approval of the advisory, non-binding resolution approving the compensation of the Corporation’s Named Executive Officers; That the shareholder advisory vote to approve the compensation of the Corporation’s Named Executive Officers should occur “EVERY YEAR”; “FOR” approval of the Citizens & Northern Corporation 2023 Equity Incentive Plan; and “FOR” ratification of the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023.

How are proxy materials being disseminated?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to furnish proxy materials, including this proxy statement and our 2022 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, provides instructions as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

If you received more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone, or sign and return by mail all proxy cards or voting instruction forms requested in paper format.

How do I vote?

As described in the Notice, you may vote by any of the following methods:

Internet. Go to www.voteproxy.com 24 hours a day, seven days a week, and follow the instructions. You will need the control number that is included in the Notice, proxy card or voting instructions form that is sent to you. The Internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available until 11:59 p.m., Eastern Time, on April 19, 2023.

Telephone. Call toll-free 1-800-PROXIES 24 hours a day, seven days a week, and follow the instructions. You will need the control number that is included in the Notice, proxy card or voting instructions form that is sent to you. As with Internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available until 11:59 p.m., Eastern Time, on April 19, 2023.

Mail. If you are a shareholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instructions form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the Internet or by telephone.

At the Virtual Annual Meeting. Unless your shares are held in “street name,” you may vote your shares at the virtual Annual Meeting. We encourage you to vote via the Internet or by telephone prior to the meeting. It is fast and convenient, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Citizens & Northern Corporation, common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by fax to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on April 10, 2023.

How do I change my vote?

If you give the vote we are soliciting, you may revoke it at any time before it is exercised:

●	by signing and returning a later-dated proxy; or

●	by giving written notice to Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901, Attention: Corporate Secretary; or

●	by voting virtually at the Annual Meeting.

A shareholder whose shares are held in street name should follow the instructions of his or her broker regarding revocation of proxies. You should note that your presence at the meeting without voting virtually will not revoke an otherwise valid proxy.

What is a quorum?

A “quorum” is the presence at the meeting, virtually or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum but are not considered as a vote cast under Pennsylvania law. Brokers holding shares in “street name” for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

What vote is required to approve the proposals?

The election of directors is subject to a majority vote requirement under which any director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The three (3) nominees for election to the Board of Directors are subject to the majority voting requirement. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. “Withhold” votes will have the effect of a vote against a nominee. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of the advisory (non-binding) resolution on the compensation paid to Named Executive Officers, approval of the Citizens & Northern Corporation 2023 Equity Incentive Compensation Plan and ratification of the appointment of Baker Tilly as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023 require the affirmative vote of a majority of the votes cast at the meeting, virtually or by proxy. Abstentions and broker non-votes will have no effect in calculating the votes on these matters. The option receiving the greatest number of votes cast, even if not a majority of the votes cast, will be considered the frequency recommended by the shareholders for holding a non-binding vote to approve the compensation paid to the Named Executive Officers.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast virtually or by proxy at the meeting.

How are proxies being solicited?

The Corporation will bear its own cost of solicitation of proxies for the meeting. In addition to solicitation by mail, the company’s directors, officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. The Corporation will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals for next year’s Annual Meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation’s proxy statement for its 2024 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Citizens & Northern Corporation at the Corporation’s principal executive offices at 90-92 Main Street, Wellsboro, Pennsylvania, no later than November 3, 2023.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the next Annual Meeting, the Corporation’s Articles of Incorporation require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Articles of Incorporation, must be given no more than 50 days and no less than 14 days prior to the Annual Meeting. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely.

Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the Annual Meeting without inclusion in our proxy statement is received within the required time frame and is properly presented, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Internet Availability of Proxy Materials

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 20, 2023: This proxy statement, proxy card and the Corporation’s annual report to shareholders are available at: http://www.astproxyportal.com/ast/11697/.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

●	changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates

●	changes in general economic conditions

●	the Corporation’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses

●	legislative or regulatory changes

●	downturn in demand for loan, deposit and other financial services in the Corporation’s market area

●	increased competition from other banks and non-bank providers of financial services

●	technological changes and increased technology-related costs

●	information security breach or other technology difficulties or failures

●	changes in accounting principles, or the application of generally accepted accounting principles

●	failure to achieve merger-related synergies and difficulties in integrating the business and operations of acquired institutions

●	the effect of the novel coronavirus (COVID-19) and related events

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Board of Directors

Our Articles of Incorporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) directors and that within these limits the number of directors shall be as established by the Board of Directors. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is elected annually, and the term for each class is three (3) years. Any vacancy occurring on the Board of Directors, for any reason, may be filled by a majority of directors then in office to serve until the expiration of the term of the vacancy. There are currently twelve (12) members of the Corporation’s Board of Directors. However, Timothy E. Schoener, a Class III director, has advised the Board of Directors that he intends to resign as a director, effective as of the 2023 Annual Meeting of Shareholders on April 20, 2023. Upon the effective date of Mr. Schoener’s resignation, there will be eleven (11) members of the Corporation’s Board of Directors.

At the 2023 Annual Meeting, three (3) Class III directors are to be elected to serve for a three-year term.

Nominees for Election

The Board of Directors proposes the following three (3) nominees be elected as Class III directors for terms expiring at the 2026 Annual Meeting of Shareholders: Stephen M. Dorwart, J. Bradley Scovill, and Aaron K. Singer. Each of the nominees currently serves as a director of the Corporation.

The election of directors is subject to a majority vote requirement under which any director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation as a director of the Corporation via the Chairperson of the Corporate Governance and Nominating Committee. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation. The Corporate Governance and Nominating Committee shall make a recommendation to the Board whether to accept, reject or otherwise act with respect to the tendered resignation. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

Unless otherwise instructed, proxies received from shareholders will be voted for the nominees named in this proxy statement. If a nominee should become unavailable for any reason, proxies will be voted for a substitute nominee determined by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.

Cumulative voting does not exist in the election of directors. Each share of Corporation common stock is entitled to cast one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the four nominees to be elected.

The Board of Directors recommends a vote “FOR” the election of the nominees identified above, each of whom has consented to be named as a nominee and to serve if elected.

Director Qualifications

We provide below information as of the date of this proxy statement about each nominee and director of the Corporation. The information includes information each director has given us about his/her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that he or she should serve as a director, we also believe that all of our directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics.

The age shown below for each director is as of April 20, 2023, which is the date of the annual shareholders meeting.

Nominees as Class III Directors for a term expiring at the 2026 Annual Meeting

Stephen M. Dorwart

Director since: 2020

Age: 53

Mr. Dorwart served on the Covenant Bank Board of Directors from 2007 until July 2020. He served as Chair for both the Audit and Compensation Committees and was the Lead Outside Director for 5 years. He received his Bachelor of Science degree in Business Administration from Bucknell University in 1991. Mr. Dorwart is the managing partner of the public accounting firm Fischer Dorwart, PC with offices in Audubon, NJ and Harrisburg, PA. He is a CPA licensed in Pennsylvania, New Jersey and Delaware. We believe Mr. Dorwart is qualified to serve as a director of the Corporation because of his extensive experience in public accounting and as a director of Covenant Bank.

J. Bradley Scovill

Director since: 2015

Age: 63

Mr. Scovill became employed as President and Chief Executive Officer of the Corporation and Citizens & Northern Bank (the “Bank”) and was appointed to the Board of Directors of the Corporation and the Bank, effective March 2, 2015. Prior to joining the Corporation and Bank, Mr. Scovill most recently served as President and Chief Operating Officer of Kish Bancorp, Inc. and Kish Bank headquartered in Belleville, Pennsylvania, where he was an executive for more than five (5) years. Prior to Kish, Mr. Scovill held various executive management positions with both PNC Bank and Sterling Financial Corporation, headquartered in Lancaster, Pennsylvania. Mr. Scovill received a Bachelor of Science degree in Finance from The Pennsylvania State University. We believe Mr. Scovill is qualified to serve as a director of the Corporation because of his extensive experience working in financial and executive roles in the banking industry.

Aaron K. Singer

Director since: 2017

Age: 51

Mr. Singer has been the President & Chief Executive Officer of MetalKraft Industries Inc., in Wellsboro, PA, since 2000. He received his Bachelor of Science degree from Shippensburg University. Mr. Singer serves on the boards of various organizations within his local community. We believe Mr. Singer’s qualifications to serve as a director of the Corporation include his business experience as well as his executive leadership experiences at MetalKraft.

Continuing as Class II Directors for a term expiring at the 2025 Annual Meeting

Susan E. Hartley

Director since: 1998

Age: 65

Ms. Hartley has been an attorney since 1984. She received her Bachelor of Arts degree from Elmira College, Master of Arts degree from State University of New York at Buffalo, and Doctorate of Jurisprudence from State University of New York at Buffalo School of Law. We believe Ms. Hartley’s qualifications to serve as a director of the Corporation include her experience as an attorney and her over 20 years of experience as a director of the Corporation.

Leo F. Lambert

Director since: 2001

Age: 69

Mr. Lambert served as the President and General Manager of Fitzpatrick & Lambert, Inc., in Dushore, PA until retiring in 2022. Mr. Lambert received his Bachelor of Science degree from St. Francis College Loretto. Mr. Lambert has served and continues to serve on many nonprofit boards within his community. We believe Mr. Lambert’s qualifications to serve as a director of the Corporation include his over 40 years of experience as a local business owner, entrepreneur and community leader, as well as over 20 years of experience as a director of the Corporation.

Helen S. Santiago

Director since: 2021

Age: 43

Ms. Santiago has served as a CPA for LaBarr & LaBarr, LLC in Sayre, PA since 2009 where her focus is income tax preparation, tax planning and financial statements. Prior to returning to Bradford County, she worked for KPMG in Philadelphia for seven years, earned her CPA license and served as an auditor before being promoted to Manager. Ms. Santiago earned her Bachelor of Science degree in Accounting from Susquehanna University. Ms. Santiago is involved in the community as Secretary of the Bradford/Sullivan Counties’ Outstanding Young Woman Program. She’s also active in the Parent/Teacher Guild (PTG) of St. Agnes School in Towanda, PA.

Katherine W. Shattuck

Director since: 2021

Age: 48

Ms. Shattuck is a Senior Client Partner at Korn Ferry, the global leader in talent management and executive search, where she serves as a specialist in the Financial Markets sector and also co-founded and co-leads the firm’s work in Impact and ESG Investing. Kate holds a Master’s degree in Business Administration from Harvard Business School and a Master’s degree in Public Administration from Harvard University’s Kennedy School of Government. She earned a Bachelor of Science degree from The United States Military Academy at West Point. Currently, Kate serves as a member of the Women’s Advisory Council for the Girl Scouts of the National Capital Region. She also volunteers for the Forte Foundation, an organization working to launch women into fulfilling, significant careers through access to business education.

Continuing as Class I Directors for a term expiring at the 2024 Annual Meeting

Bobbi J. Kilmer

Director since: 2018

Age: 59

Ms. Kilmer served as the President & Chief Executive Officer of Claverack Rural Electric Cooperative from 2006 until retiring in January 2021. She also served as the Co-President & CEO of C&T Enterprises, Inc., which is the owner of Valley Energy in Sayre, PA, Wellsboro Electric Company and Citizens Electric Company in Lewisburg. She previously served as the Executive Vice President & Chief Operating Officer of Claverack. Ms. Kilmer serves on the boards of various organizations within her local and surrounding communities. She received her Bachelor of Science degree from Mansfield University. We believe Ms. Kilmer’s qualifications to serve as a director of the Corporation include her business experience, as well as her executive leadership roles at Claverack Rural Electric Cooperative and C&T Enterprises, Inc.

Terry L. Lehman, CPA, Chairman

Director since: 2016

Age: 65

Mr. Lehman is a retired certified public accountant with over 35 years of experience in public accounting and private industry, including serving the roles of an Assurance Director at BDO, LLP in Harrisburg, an Audit Partner at ParenteBeard, LLC, and Beard Miller Company, LLP both located in Harrisburg, Senior Manager at Ernst & Young, and an Internal Auditor at Peoples National Bank of Lebanon. Mr. Lehman was a Board Member for both MidCoast Community Bancorp, Inc. and MidCoast Community Bank from October 2015 until 2020. He also is active with various organizations in his local communities and is a CPA licensed in Pennsylvania. He received his B.S.B.A. degree in Accounting from Shippensburg University. We believe Mr. Lehman’s extensive experience in public accounting and private industry, much of which has been concentrated in work for and on behalf of financial institutions and public companies, make him qualified to serve as a director of the Corporation.

Robert G. Loughery

Director since: 2020

Age: 53

Mr. Loughery served on the Covenant Bank Board of Directors for 5 years. As a real estate investor and developer, Mr. Loughery currently serves as the President of Nehemiah Development Company, Inc. Mr. Loughery served as a County Commissioner in the County of Bucks from February 2011 until January 2020. Mr. Loughery serves on numerous private boards and public authorities. Mr. Loughery has a B.A. degree in Policy and Management Studies from Dickinson College in 1991. Following graduation, he was commissioned an officer in the US. Army Reserves. We believe Mr. Loughery is qualified to serve as a director of the Corporation because of his over 20 years’ experience in real estate development and finance and his leadership abilities.

Frank G. Pellegrino

Director since: 2016

Age: 59

Mr. Pellegrino is Owner/Developer with Carlton Associates, LLC, in Lycoming County PA and is the former Executive Vice President of Sales and Marketing and a founder of Primus Technologies Corp., Williamsport. He serves as CEO or Board Chairman on many of his businesses in Lycoming, Montour, Centre, and Union Counties. He is a member of the Board of Directors, and Audit Committee Chairman, of Advance Technologies, Middletown, PA. We believe Mr. Pellegrino’s advanced education, director experience, more than 25 years of executive leadership roles with Primus Technologies and leadership roles through his more than 12 manufacturing and service companies and his extensive community board positions throughout Northcentral PA amply qualify him to serve as a director.

EXECUTIVE OFFICERS

The following table provides information regarding each of the executive officers of the Corporation and the Bank. The age shown below for each executive officer is as of April 20, 2023, which is the date of the annual shareholders meeting.

J. Bradley Scovill

Age: 63

Mr. Scovill has served as President and Chief Executive Officer of the Corporation and Citizens & Northern Bank (the “Bank”) since March 2, 2015. Prior to joining the Corporation and Bank, Mr. Scovill most recently served as President and Chief Operating Officer of Kish Bancorp, Inc. and Kish Bank headquartered in Belleville, Pennsylvania, where he was an executive for more than five (5) years. Prior to Kish, Mr. Scovill held various executive management positions with both PNC Bank and Sterling Financial Corporation, headquartered in Lancaster, Pennsylvania. Mr. Scovill received a Bachelor of Science degree in Finance from The Pennsylvania State University.

Alexander Balagour

Age: 46

Mr. Balagour has served as Executive Vice President and Chief Information Officer of the Bank since May 2021.  Prior to joining the Bank, Mr. Balagour most recently served as the Chief Information Officer at Customers Bank in Reading, PA, where he led the organization through the transformation of their sales and lending technology, data analytics and customer experience. Mr. Balagour received a Bachelor of Science degree in Computer Science from Arcadia University, where he earned the Sigma Zeta Award in Computer Science, given to the top-graduating student for academic excellence. He went on to receive his Executive Masters in Technology Management from Wharton School and School of Engineering from the University of Pennsylvania.

Matthew L. Bower

Age: 55

Mr. Bower has served as Executive Vice President and Chief Wealth Management Officer of the Bank since February 2022. Prior to joining the Bank, Mr. Bower served as a Managing Director at PNC’s Wealth Management Group in Atlanta, GA, where he led the team in delivering industry-leading results in client and employee satisfaction for 13 years. Mr. Bower received a Masters of Jurisprudence from Texas A&M University, School of Law in Fort Worth, TX, completed the Stanford Graduate School of Business’s Executive Leadership Program and received a Bachelor of Science degree in Political Science from Florida State University. Mr. Bower has several FINRA Licensures and has earned designations as a Certified Trust and Financial Advisor (CTFA), Certified Securities Operations Professional (CSOP) and a Chartered Wealth Manager (CWM).

Kelley A. Cwiklinski

Age: 59

Executive Vice President and Chief Commercial Lending Officer since February 2023; formerly Senior Vice President and Director of Commercial Lending of the Bank since January of 2021. Prior to becoming the Director of Commercial Lending, Ms. Cwiklinski was a Regional Commercial Lending Executive for C&N since July of 2020 through the acquisition of Covenant Bank. Prior to her employment with C&N, Ms. Cwiklinski was Executive Vice President and Chief Lending Officer of Covenant Bank from January 2015 through June 2020. Ms. Cwiklinski began her banking career in 1985 and had various commercial lending and credit-related positions prior to joining Covenant Bank. Ms. Cwiklinski is a graduate of Mercer County Community College with an Associates Degree in Business Administration.

Stan R. Dunsmore

Age: 60

Mr. Dunsmore has served as Executive Vice President and Chief Credit Officer of the Bank since January 2015.  Previously, Mr. Dunsmore served as Vice President and Commercial Loan Sales Officer of the Bank since May 2007.  Prior to the May 2007 acquisition of Citizens Trust Company by Citizens & Northern Bank, Mr. Dunsmore served as Vice President and Chief Lending Officer of Citizens Trust Company since 1995.  Mr. Dunsmore received a Bachelor of Science degree in Management Science from Lock Haven University of Pennsylvania.

Harold F. Hoose, III

Age: 56

Mr. Hoose has served as Executive Vice President and Chief Revenue Officer of the Bank since February 2021. Previously, Mr. Hoose served as Executive Vice President and Director of Lending of the Bank since March of 2005. Prior to becoming the Director of Lending, Mr. Hoose was a regional commercial relationship manager for C&N since August of 1997. Prior to that, Mr. Hoose began his banking career in 1990 as a management trainee with Commonwealth Bank (Williamsport PA) and moved to the credit/lending area of the bank in April 1993.  Mr. Hoose received his Bachelor of Science degree from Mansfield University and completed the Graduate School of Banking at the University of Colorado.

Mark A. Hughes

Age: 62

Mr. Hughes serves as Treasurer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank. Mr. Hughes served as Interim President and Chief Executive Officer of the Corporation and Bank from August 12, 2014 through March 1, 2015. Effective March 2, 2015, Mr. Hughes resigned from the positions of Interim President and Chief Executive Officer of the Corporation and Bank and was appointed to the positions he had formerly held as Treasurer of the Corporation since November 2000 and Executive Vice President and Chief Financial Officer of the Bank since August 2000. Mr. Hughes is a CPA licensed in Pennsylvania. Mr. Hughes received a Bachelor of Arts degree in Accounting from Lycoming College.

John M. Reber

Age: 56

Mr. Reber has served as Executive Vice President and Chief Risk Management Officer of the Bank since February 2021. Previously, Mr. Reber served as Executive Vice President and Director of Risk Management of the Bank since January 2011. Mr. Reber was Vice President and Director of Risk Management of the Bank since June 2004. Prior to joining C&N, Mr. Reber held various staff and management positions in credit, lending and risk management with SunBank, headquartered in Lewisburg, Pennsylvania. Mr. Reber received a Bachelor of Science degree in Finance from Bloomsburg University of Pennsylvania.

Thomas L. Rudy, Jr.

Age: 59

Mr. Rudy has served as Executive Vice President, Chief Delivery Officer and Region President of the Bank since February 2021. Previously, Mr. Rudy served as Executive Vice President and Director of Branch Delivery of the Bank since February 2004; President of C&N Financial Services Corporation since January 2000; and President of Bucktail Life Insurance Company since May 2018. Mr. Rudy received a Bachelor of Science degree in Finance from The Pennsylvania State University and is a graduate of the ABA Graduate School of Banking at the Wharton School, University of Pennsylvania.

Blair T. Rush

Age: 61

Mr. Rush has served as Executive Vice President and Southeast Region President of the Bank since February 2021. Previously, Mr. Rush served as Southeast Region President of the Bank since July 2020. Prior to his employment with C&N, Mr. Rush most recently served as President & Chief Operating Officer of Covenant Bank since April 2016. Prior to this time, he was the Eastern Region President with National Penn Bank. He joined National Penn through their acquisition of FirstService Bank in February 2003, where he was an Executive Vice President and was one of four original officers of the de novo FirstService Bank. Prior to FirstService Bank, Blair was a Vice President with CoreStates and Bucks County Bank where he started his forty-year banking career. Blair is a graduate of Delaware Valley College with a Bachelor of Science degree in Business Administration and the Pennsylvania Bankers Association’s Central Atlantic Advanced School of Banking.

Tracy E. Watkins

Age: 58

Ms. Watkins has served as Executive Vice President and Chief Human Resources Officer of the Bank since February 2021. Previously, Ms. Watkins served as Executive Vice President and Director of Human Resources of the Bank since January 2018. Prior to that, she was Vice President and Director of Human Resources of the Bank since 2010, and HRIS (Human Resources Information System) & Employee Relations Manager since 2005. She joined the Bank in 2003. Ms. Watkins holds a B.S. in English/Secondary Education from Juniata College, a Certificate from The Institute for Paralegal Training in Philadelphia, PA and is a Graduate of the PBA Advanced School of Banking and The Graduate School of Banking Human Resource Management School as well as being a Certified Employee Benefit Specialist (CEBS – RPA, GBA) and Senior Professional in Human Resources (SPHR).

HUMAN CAPITAL MANAGEMENT

Human Capital

The Corporation’s Board of Directors and executive leadership team have established the following mission, vision and values:

Mission: Creating value through lifelong relationships with our customers, teammates, shareholders and communities.

Vision: Every customer says “C&N is the ONLY bank I need.”

Values: Teamwork, Respect, Responsibility and Accountability, Excellence, Integrity, Client Focus, Have Fun.

We recognize that our ability to create value on a consistent basis is highly dependent upon the effectiveness of our team.

The Corporation’s key human capital management objectives are to attract and retain diverse talent that fits our values and culture. Our talent strategy focuses on acquiring new employees through branding and outreach programs, developing employees though a robust onboarding program, ongoing training, and performance management, and retaining employees through recognition, engagement, and a competitive total rewards package.

Diversity and Inclusion

At C&N Bank, we are committed to creating value through relationships. At the heart of this mission is a promise of excellence in service to all people, as demonstrated by our commitment to equity of opportunity, inclusion and our fostering of a spirit of belonging. We live our values of respect, integrity and excellence by creating access and providing support to help our diverse constituents of customers, teammates, shareholders and communities in achieving their financial goals. We embrace inclusion of all of our stakeholders as an important component of our vision to be the ONLY bank our customers need.

Compensation and Benefits

The Corporation offers competitive compensation to attract and retain talent. Our generous total rewards package includes market-competitive salary, bonuses or sales commissions, short-term and long-term equity incentives, healthcare and retirement benefits, and paid time off. Employees have regular performance reviews and merit salary adjustments commensurate with performance. Employees have access to a holistic suite of items within our employee assistance program that caters to physical, emotional, and mental wellbeing for the employee and their family.

Training and Development

The Corporation provides a robust training and development program that supports our culture, prepares employees for their immediate role, develops them for long term success at the Bank and supports personal enrichment. We offer functional training, culture building exercises, personal development, C&N Bank history, C&N Bank integration and ongoing technical training throughout each year. Employees also have access to additional educational and development opportunities including tuition reimbursement and certification programs.

Communication and Engagement

At C&N, we believe in the importance of employee communication and engagement. We utilize several methods to foster engagement, including activities such as Employee Recognition programs, Service Anniversary Awards, Bank wide monthly calls, semi-annual Bank wide events, annual employee surveys, focus groups, daily huddles, and the Giving Back, Giving Together community service program. We believe keeping our team well informed, connected, and appreciated adds to the success of our organization.

Board Diversity

The following table summarizes voluntary disclosure of diversity characteristics of the Corporation’s Board of Directors.

Board Diversity Matrix as of February 3, 2023
Board Size:
Total Number of Directors	12
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	7	4	0	1
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	7	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ	0
Undisclosed	1

CORPORATE GOVERNANCE

Members of the Corporation’s Board of Directors are elected by the shareholders. In selecting nominees for the shareholders’ consideration, the Board attempts to identify individuals with appropriate business, financial, legal and other skills and knowledge that are essential to providing oversight of the Corporation’s affairs, and who demonstrate a passion for promoting and enhancing the Corporation’s financial performance and its service to the communities within our marketplace. In evaluating candidates, the Board considers diversity of gender, race, knowledge and educational and business background and experiences, taking into account the experience “mix” of current directors, as well as that of the candidates. The nominating process is described in more detail in the section titled “Governance and Nominating Committee” below.

Director Independence

During 2022 and through the date of this proxy statement, all directors and nominees are and were independent, except for J. Bradley Scovill, as determined in accordance with the independence standards of the NASDAQ Stock Market. In determining the directors’ independence, in addition to matters disclosed in the “Related Person Transactions and Policies” section of this proxy statement, the Board of Directors considered each director’s beneficial ownership of Corporation common stock and loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made by the Bank to non-profit organizations with whom such persons are associated. In each case, the Board determined that none of the transactions above impaired the independence of the director.

The Bank makes loans to Directors and Executive Officers in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risks of collectability.

Additional information concerning loans and deposits with Directors and Executive Officers is incorporated herein by reference to disclosure provided in Note 15 to the Consolidated Financial Statements, which is included in Part II, Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

Leadership Structure of the Board

Terry L. Lehman serves as Chairman of the Board of the Corporation and the Bank. The Board’s establishment of an independent chair reflects its desire to maintain separation between the Board’s role of providing oversight of corporate activities and protecting shareholder interests and the Chief Executive Officer’s role of managing the Corporation and Bank.

The Board attempts to ensure that thorough, open and honest discussions take place at all Board and committee meetings, and that all of the directors are sufficiently informed about each matter that arises so as to make informed decisions. Mr. Lehman presides over meetings of the Board and the Executive Committee, as well as executive sessions and meetings of the independent directors. Further, the Chairman is responsible for communicating the thoughts or concerns of the independent directors to the Chief Executive Officer.

Meetings and Committees of the Board of Directors

Board of Directors. During 2022, the Board of Directors of the Corporation met thirteen (13) times, the Board of Directors of the Bank met thirteen (13) times, and the independent directors met in executive session eight (8) times and held one (1) meeting of the independent directors. All of the incumbent directors attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of the Board committees on which he or she served.

Although the Corporation does not have a formal policy with respect to director attendance at the Annual Meeting of Shareholders, each director is encouraged to attend the Annual Meeting.

Executive Committee of the Corporation. The Executive Committee has been inactive since 2019. If there should be a need to activate the Committee, it shall consist of the other Committee chairs, the Chief Executive Officer, and the Chairman of the Board. The Committee would act on behalf of and with full authority of the Board of Directors in matters that may arise between regular monthly meetings of the Board, which would require immediate Board level action and would provide advice and counsel to the Chief Executive Officer on various matters not necessarily requiring Board consideration.

Audit Committee. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors; recommend to the Board of Directors the engagement of the independent registered public accounting firm for the year; review the examinations and reports from those persons; and review the annual financial statements of the Corporation. In 2022, the members of the Audit Committee of the Corporation included: Stephen M. Dorwart, Clark S. Frame, Susan E. Hartley, Leo F. Lambert, Terry L. Lehman, Helen S. Santiago, and Aaron K. Singer. Director Frame served on the committee from January until his retirement in March of 2022. During 2022, Stephen M. Dorwart served as Chair of the Committee. The Audit Committee held six (6) meetings in 2022. All the members of the Audit Committee are and were independent under the independence standards of the NASDAQ Stock Market.

Director Lehman meets the definition of “audit committee financial expert” as defined in the rules adopted by the SEC. The Board of Directors has determined that each of the members of the Audit Committee has sufficient knowledge and experience in financial matters to effectively perform his or her duties as a member of the Audit Committee.

The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.cnbankpa.com by hovering on “ABOUT,” then clicking on “Corporate Governance Policies” under the Investor Relations heading, then “Audit Committee Charter of C&N Corp.” The policies and procedures for pre-approval of engagements for non-audit services are included in the Charter.

Compensation Committee of the Corporation. The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the executive officers, provide oversight of the Bank’s compensation, benefit, perquisite and employee equity incentive programs, and monitor and oversee the management succession plan and leadership development processes. The Committee is also responsible for establishing and maintaining the CEO Succession Plan. In 2022, the members of the Compensation Committee included: Bobbi J. Kilmer, Stephen M. Dorwart, Leo F. Lambert, Terry L. Lehman, Frank G. Pellegrino, and Katherine W. Shattuck. Bobbi J. Kilmer currently serves as Chair of the Committee. The Compensation Committee held ten (10) meetings in 2022. All of the members of the Compensation Committee are and were independent under the independence standards of the NASDAQ Stock Market.

The Board of Directors of the Corporation has adopted a written charter for the Compensation Committee, which is available on our website at www.cnbankpa.com by hovering on “ABOUT,” then clicking on “Corporate Governance Policies” under the Investor Relations heading, then “Compensation Committee Charter of C&N Corp.”

Governance and Nominating Committee. The main purpose of the Governance and Nominating Committee is to establish criteria for Board member selection and retention; identify individuals qualified to become Board members; and recommend to the Board the individuals to be nominated and re-nominated for election as directors. Further, the Committee recommends members and chairs of various committees of the Corporation and the Bank to the Board of Directors. The Committee is also responsible for establishing and maintaining succession plans for the positions of Board Chair and Committee Chairs and reviewing and reporting to the Board periodically on matters of corporate governance. In 2022, the members of the Governance and Nominating Committee included: Susan E. Hartley, Bobbi J. Kilmer, Robert G. Loughery, Katherine W. Shattuck, and Aaron K. Singer. Susan E. Hartley currently serves as Chair of the Committee. During 2022, the Governance and Nominating Committee held five (5) meetings. All members of the Governance and Nominating Committee are and were independent under the independence standards of the NASDAQ Stock Market.

The Board of Directors of the Corporation has adopted a written charter for the Governance and Nominating Committee, which is available on our website at www.cnbankpa.com by hovering on “ABOUT,” then clicking on “Corporate Governance Policies” under the Investor Relations heading, then “Governance and Nominating Charter”.

Qualifications considered by the Governance and Nominating Committee in assessing director candidates include, but are not limited to, the following:

●	An understanding of the business and financial affairs and the complexities of a business organization. A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to fulfill the role as an effective director;

●	A genuine interest in representing all of the Corporation’s stakeholders, including the long-term interests of the shareholders;

●	A willingness to support the values, mission and vision of the Corporation;

●	An open-mindedness and resolve to independently analyze issues presented for consideration;

●	A reputation for honesty and integrity;

●	A candidate’s diversity of experience, gender, race, knowledge and perspective;

●	A high level of financial literacy (i.e., the ability to read financial statements and financial ratios, and a working knowledge and familiarity with basic finance and accounting practices);

●	A mature confidence and ability to approach others with self-assurance, responsibly and supportively. Candidates should value Board and team performance over individual performance and should be able to raise tough questions in a manner that encourages open discussions. Additionally, a candidate should be inquisitive and curious and feel a duty to ask questions of management;

●	The ability, capacity, and willingness to serve as a conduit of business referrals to the organization;

●	Independence in accordance with the independence standards of the NASDAQ Stock Market; and

●	Experience with a business of size similar or larger than the Corporation.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Corporation and its shareholders, and such factors may change from time to time. The Governance and Nominating Committee does, however, require that a majority of the directors be independent under the independence standards of the NASDAQ Stock Market and expects directors to meet the minimum stock ownership expectations described in the “Stock Ownership Guidelines” section.

The Committee identifies nominees by first evaluating the current directors who are willing to continue in service. If any member of the Board does not wish to continue service or the Board determines not to re-nominate a current director for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of recommending a group containing a broad array of diverse experience.

The Board does not have a formal written policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its long-standing informal policy is to give due consideration to any and all candidates. The evaluation procedure for candidates recommended by the shareholders would be the same as is done for those recommended by the Board of Directors and management. The Committee recommends a director nominee to the Board, and the Board makes the final determination as to the nominees who will stand for election.

Current members of the Board of Directors are polled for suggestions as to prospective director candidates meeting the Governance and Nominating Committee’s criteria. The Committee has the prerogative to employ and pay third party search firms, but to date has not done so.

Article Tenth of the Corporation's Articles of Incorporation requires that shareholders give advance notice of any nominations for election to the Board of Directors. The required notice, which must include the information set forth in the Articles of Incorporation, must be made in writing and must be delivered or mailed to the President of the Corporation not less than 14 days nor more than 50 days prior to the Annual Meeting. If notice is not received by the Corporation within this timeframe, the Corporation will consider such notice untimely.

Risk Management Committee of the Corporation. The purpose of the Risk Management Committee is to provide an open and ongoing forum between management, third parties, and the Board to discuss risks and risk management. In 2022, the members of the Risk Management Committee included: Terry L. Lehman, Susan E. Hartley, Bobbi J. Kilmer, Stephen M. Dorwart, J. Bradley Scovill, Aaron K. Singer, and Frank G. Pellegrino. Terry L. Lehman currently serves as the Chair of the Committee. The Risk Management Committee met four (4) times during 2022.

Asset Liability Committee of the Corporation. The purpose of the Asset Liability Committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time, as well as to function as an investment committee. In 2022, the members of the Asset Liability Committee included: Clark S. Frame, Susan E. Hartley, Terry L. Lehman, Timothy E. Schoener, J. Bradley Scovill, Stephen Dorwart, and Helen Santiago. Director Frame served on the Committee from January until his retirement in March 2022. J. Bradley Scovill currently serves as Chair of the Committee. The Asset Liability Committee met four (4) times during 2022.

Merger & Acquisition (M&A) Committee of the Corporation. The purpose of the M&A Committee is to assist in the review of merger and acquisition opportunities. In 2022, the members of the Merger & Acquisition Committee included: Clark S. Frame, Leo F. Lambert, Terry L. Lehman, Frank G. Pellegrino, J. Bradley Scovill, and Bobbi Kilmer. Director Frame served on the Committee from January until his retirement in March of 2022. Terry L. Lehman currently serves as Chair of the Committee. The M&A Committee met four (4) times during 2022.

Executive Committee of the Bank. The Executive Committee has been inactive since 2019. If there should be a need to activate the Committee, it shall consist of the other Committee chairs, the Chief Executive Officer, and the Chairman of the Board. The Committee may act on behalf of and with full authority of the Board of Directors in matters that arise between regular monthly meetings of the Board, which would require immediate Board level action and would provide advice and counsel to the Chief Executive Officer on various matters not necessarily requiring Board consideration.

Information Technology Committee of the Bank. The purposes of the Information Technology (“IT”) Committee are to oversee significant strategies, innovation, projects and technology architecture decisions; monitor IT programs to ensure they support business objectives and strategies; confer with the Bank’s senior IT and Risk Management teams; and inform the Board of Directors on IT Risk Management-related matters. Among its duties, the Information Technology Committee reviews, not less than annually, the Bank’s business continuity plan, cyber security assessment tool and other technology reports and assesses their adequacy. In 2022, members of the Information Technology Committee were: Terry L. Lehman, Robert G. Loughery, Timothy E. Schoener, and Aaron K. Singer. Aaron K. Singer currently serves as Chair of the Committee. During 2022, the Information Technology Committee held four (4) meetings.

Wealth Management Committee of the Bank. The Wealth Management Committee of the Bank determines the policy and investments of the Trust Department and the acceptance and relinquishment of all fiduciary relationships. In 2022, members of the Wealth Management Committee included: Stephen M. Dorwart, Clark S. Frame, Frank G. Pellegrino, Katherine Shattuck, Timothy Schoener, and Helen S. Santiago. Director Frame served on the Committee from January until his retirement in March 2022. Frank G. Pellegrino currently serves as Chair of the Committee. During 2021, the Wealth Management Committee held four (4) meetings.

Finance and Loan Committee of the Bank. The primary purpose of the Finance and Loan Committee is to review larger watch list loans, review loan portfolio statistics and trends, and review proposed changes to the loan policy and make recommendations to the Board of Directors and evaluate and act on loan requests that exceed management’s lending authority. In 2022, members of the Finance and Loan Committee included: Clark S. Frame, Leo F. Lambert, Robert G. Loughery, Frank G. Pellegrino, Katherine Shattuck, and J. Bradley Scovill. Director Frame served on the Committee from January until his retirement in March 2022. J. Bradley Scovill currently serves as Chair of the Committee. During 2022, the Finance and Loan Committee held fourteen (14) meetings.

Shareholder Communications

If you wish to communicate with the Board, you may send correspondence to Corporate Secretary, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may also communicate directly with the Chairman by writing to the Chairman, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.

Related Person Transactions and Policies

Certain directors and officers of the Corporation and Bank and their affiliates (including corporations of which such persons are officers or greater than 10% beneficial owners) were customers of, and had transactions with, the Corporation and Bank in the ordinary course of business during the year ended December 31, 2022. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with third parties and did not involve more than the normal risks of collectability or present other unfavorable features. The Corporation expects that any other transactions with directors and officers and their affiliates in the future will be conducted on the same basis.

The Corporation and the Bank are subject to Federal Reserve Regulation O, which governs loans to certain insiders, including executive officers, directors or 10% controlling shareholders of a bank or holding company, or an entity controlled by an executive officer, director or controlling shareholder (an “Insider”). As required by Regulation O, the Bank’s Loan Policy prohibits loans to an Insider unless the loan (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Insider; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features.

The Corporation is required to disclose transactions with certain “Related Persons” (as defined by SEC regulations) where the annual amount involved exceeds the lesser of $120,000 or 1% of the Corporation’s total assets at year-end for the last two years. In 2022, the Corporation did not have any related person transactions requiring disclosure.

Stock Ownership Requirements

Each independent director shall be the beneficial owner of Corporation common stock having a minimum aggregate fair market value of six times the annual cash retainer paid to independent directors, which annual retainer currently is $20,000. Each independent director shall have five (5) years from the date of initial election or appointment to establish the minimum stock ownership and shall thereafter maintain such minimum stock ownership throughout his or her term as a director. It is intended that directors will not sell shares of Corporation common stock received from the Independent Directors Stock Incentive Plan prior to reaching the minimum level of ownership required under this policy.

The Chief Executive Officer (CEO) shall be the beneficial owner of Corporation common stock having a minimum value equal to three (3) times the previous year’s annual base salary, and each Executive Vice President (EVP) is required to own Corporation common stock having a minimum value equal to one (1) time the previous year’s annual base salary.  The CEO and each EVP shall have five (5) years from initial election or appointment by the Board of Directors to comply with the minimum ownership requirement.

For purposes of determining compliance with these minimum stock ownership requirements, the aggregate fair market value of common stock shall be measured annually by reference to the average of the high and low sales price of the stock on June 30 of each year. Notwithstanding the foregoing stock ownership requirements, the Board of Directors, in the exercise of its reasonable discretion, may approve exceptions to the stock ownership requirements, on a case-by-case basis, to account for unusual volatility in the trading price of the common stock on or about the annual valuation date of the stock on June 30 of each year.

Presently, all directors and named executive officers meet the minimum stock ownership requirements or have been in their current positions for less than five years.

Anti-Hedging Policy

The Board of Directors has adopted an anti-hedging policy that prohibits directors and officers of the Corporation and any subsidiary of the Corporation from purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset any decrease in the market value of equity securities of the Corporation, including, without limitation, puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivative securities or transactions with economic consequences comparable to the foregoing financial instruments.

INFORMATION CONCERNING SECURITY OWNERSHIP

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

●	Voting power, which includes power to vote or to direct the voting of the stock;

●	Investment power, which includes the power to dispose or direct the disposition of the stock; or

●	The right to acquire beneficial ownership within 60 days after February 3, 2023.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities, who owned of record or beneficially, on December 31, 2022, more than 5% of the Corporation’s outstanding common stock.

Name & Address	Amount & Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
BlackRock, Inc.	1,095,741	(1)	7.1%
55 East 52nd Street
New York, NY 10055

(1)  Based on an Amendment No. 12 to Schedule 13G filed with the Securities and Exchange Commission on January 31, 2023, which reported beneficial ownership as of December 31, 2022 by BlackRock, Inc.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of February 3, 2023, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Corporation beneficially owned by each director, each nominee for director, each of the named executive officers and all executive officers and directors of the Corporation as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Stephen M. Dorwart	16,749	(2)	*
Susan E. Hartley	22,280	(2)	*
Bobbi J. Kilmer	12,343	(2)	*
Leo F. Lambert	39,352	(2)	*
Terry L. Lehman	23,067	(2)	*
Robert G. Loughery	6,691	(2)	*
Frank G. Pellegrino	30,575	(2)	*
Helen S. Santiago	6,553	(2)	*
Timothy E. Schoener	5,633	(2)	*
Katherine W. Shattuck	3,041	(2)	*
Aaron K. Singer	10,842	(2)	*
J. Bradley Scovill	91,584	(3)	*
Mark A. Hughes	80,570	(4)	*
Harold F. Hoose, III	52,222	(5)	*
Blair T Rush	24,170	(6)	*
Stan R. Dunsmore	26,427	(7)	*
Directors and Executive Officers as a Group (22 Persons)	581,352		3.74%

*	Indicates beneficial ownership of less than 1%.

(1)	Pursuant to the regulations of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 3, 2023, with an exercise price of less than $23.36, which is the closing price on February 3, 2023 (“presently exercisable stock options”). Unless otherwise indicated, each individual holds sole voting and investment authority with respect to the shares listed.

(2)	Includes 1,000 shares of restricted stock.

(3)	Includes 16,914 shares of restricted stock.

(4)	Includes 6,788 shares of restricted stock.

(5)	Includes 3,521 shares issuable pursuant to presently exercisable stock options and 7,445 shares of restricted stock.

(6)	Includes 7,007 shares of restricted stock.

(7)	Includes 5,212 shares of restricted stock.

Delinquent Section 16(a) Reports

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors, executive officers and persons who beneficially own more than ten percent of the Corporation’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Corporation with copies of all such reports they file.

Based solely upon a review of the reports filed pursuant to Section 16 of the Exchange Act, the Corporation believes that its directors and executive officers timely filed all reports required under Section 16, with the following exceptions all due to administrative oversight:

●	8 executive officers made one late filing related to forfeitures of restricted stock.

●	4 executive officers made one late filing related to shares withheld for tax liability.

●	Directors Hartley and Schoener made one late filing related to shares withheld for tax liability.

●	Directors Lambert and Santiago made one late filing related to a purchase.

●	Former Director Frame made one late filing related to shares received via inheritance.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (CD&A) section of our Proxy Statement provides our shareholders with an explanation of our Named Executive Officer (NEO) compensation philosophy, programs, policies and decisions, all within the context of our business environment and performance. Our goal is to present a clear and concise overview of our executive compensation practices and describe key changes from last year.

The Corporation’s executive compensation program is designed to provide participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors. We believe that the compensation program for executives should directly support the achievement of specific annual, long-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders. Accordingly, the program includes short and long-term incentive opportunities, but only when performance targets are met on a consistent basis and subject to appropriate controls to ensure management is not incented to take excessive risk.

2022 Performance Highlights

Highlights for 2022 included the following:

●	Net income per diluted share was $1.71 for the year ended December 31, 2022, down from $1.92 in 2021. Significant variances between 2022 and 2021 included the following:

⮚	Net interest income increased $5.2 million, or 6.7%. The net interest margin increased to 3.77% on a fully taxable equivalent basis for 2022 from 3.69% in 2021. Growth in net interest income and the net interest margin reflected, in part, the benefit of significant loan growth in 2022. Total loans outstanding were up $175.2 million, or 11.2%, at December 31, 2022 from December 31, 2021.

⮚	Total noninterest expense was $5.5 million, or 8.8%, higher in 2022 as compared to 2021, including an increase in salaries and employee benefits expense of $4.2 million reflecting merit-based salary increases and an increase in number of personnel related to expansion of the Southcentral PA market with the opening of an office in Lancaster. Within salaries and wages expense, total cash and stock-based incentive compensation expense was $822,000 lower in 2022 consistent with lower earnings performance as compared to that of the defined peer group.

⮚	The provision for loan losses was $3.6 million higher in 2022 as compared to 2021. Net charge-offs totaled $4.2 million in 2022, up $2.7 million from the total in 2021. In 2022, the Corporation recorded charge-offs totaling $3.9 million related to a commercial real estate secured participation loan to a borrower in the health care industry.

⮚	Total noninterest income was $1.4 million, or 5.6%, lower in 2022 as compared to 2021. Net gains from sales of loans decreased $2.7 million reflecting a reduction in volume of residential mortgage loans sold as higher interest rates led to a slowdown in the residential mortgage market.

●	The return on average assets (ROAA) for the twelve months ended September 30, 2022 was 1.11%, and the return on average equity (ROAE) was 9.34%. Excluding from earnings the after-tax impact of amortization of core deposit intangibles, a gain on sale of land, net gains on securities and net loss on a marketable equity security, the adjusted annual Core ROAA for the twelve months ended September 30, 2022 was 1.13% and the similarly adjusted Core ROAE was 9.49%. The Core ROAE of 9.49% was lower than the 25th percentile level for the comparator group of 9.63%. Accordingly, there was no corporate performance-based payout to the NEOs for 2022. In comparison, the 2021 corporate performance-based payout was 65% of target for each NEO.

2022 Key Compensation Decisions and Actions

The following is a summary of key actions taken by the Compensation Committee on executive compensation for 2022:

●	Base Salaries: The 2022 base salary for each NEO increased between 4.7% and 7.3% over the 2021 amount.

●	2022 Short-Term Incentive Awards: Payouts to NEOs for 2022 performance ranged from 7% to 12% of base salary, significantly lower than target levels ranging from 25% to 35% of base salary. These awards included the following components: (1) no corporate awards because, as noted above, the Corporation’s ROAE of 9.49% was lower than the 25th percentile level for the comparator group of 9.63% for the 12 months ended September 30, 2022, (2) awards based on key performance indicators ranging from 4.1% to 7.3% of base salary, and (3) awards based on individual performance ranging from 1.8% to 7.0% of base salary.

●	2022 Long-Term Incentive Awards: Equity awards to NEOs in 2022 had grant date fair values of 45% of 2021 base salary for Mr. Scovill, 37.5% of 2021 base salary for Mr. Hoose and 30% of 2021 base salary each for Mr. Hughes, Mr. Rush and Mr. Dunsmore. The awards included a mix based on 50% time-based restricted stock awards (“RSA”) and 50% performance-based restricted stock awards (“PRSA”). The time-based RSAs and PRSAs vest over three years, with one-third vesting on each anniversary date of the award. For PRSAs, awards only vest to the extent performance has been met for the prior year.

●	2022 Performance Outcome: Based on 2022 performance compared to performance of the approved comparator group for the 12 months ended September 30, 2022, the potential shares for PRSA awards granted in 2020, 2021 and 2022 did not vest.

Overview of the Executive Compensation Program

The Corporation’s executive compensation program includes fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace. The program is designed to provide participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors.

Compensation Philosophy and Program Objectives

We believe that the compensation program for executives should directly support the achievement of specific annual, long-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.

We believe the current program provides sufficient levels of fixed pay elements, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization. It also provides annual and long-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives. The incentive opportunities are structured to produce a performance-leveraged program format in which executives may derive a significant portion of their total compensation, depending on their role in the organization, from short and long-term incentive opportunities, but only when performance targets are met on a consistent basis and subject to appropriate controls to ensure management is not incented to take excessive risk.

We believe that the features and composition of the current program provide a total compensation package for executive officers that is competitive in our marketplace but weighted toward variable pay based on corporate and individual performance, and which contributes to the creation of shareholder value.

2022 Program Components

The following is a discussion of the primary purpose of each element within our executive compensation program.

1.	Base Salary. Base salaries are set to recognize the executive’s experience, responsibilities associated with the position and expectations with respect to the individual’s contributions to the Corporation. In setting or adjusting base salary levels for our NEOs, the Corporation considers the following factors: the executive’s position, individual performance, contribution to the Corporation, market salaries for similar positions, experience in the position, industry merit increase budgets, and the Corporation’s overall financial performance. Base salaries for the NEOs are reviewed and approved annually by the Compensation Committee no later than the first quarter of the fiscal year so the Compensation Committee can take into account results from the prior fiscal year-end performance.

2.	Short-Term (Annual) Incentives. The Corporation’s Annual Incentive Award Plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement. For 2022, corporate performance was measured based on the Corporation’s ROAE, adjusted to exclude extraordinary occurrences as compared to ROAE goals based on the comparator group’s ROAE for the 12 months ended September 30, 2022. Key performance indicators include core deposit growth, total revenue growth, efficiency ratio, and growth in wealth management revenue. Each participant’s individual performance contribution is evaluated by his or her supervisor, with the Chief Executive Officer’s individual performance contribution evaluated by the Board of Directors. The Committee, in its discretion, may adjust or eliminate award payments under the Incentive Award Plan. All awards under the Incentive Award Plan are paid in cash as soon as it is practical after the end of a plan year.

3.	Long-term Incentives (“LTI”). The Corporation’s 1995 Stock Incentive Plan provides participating executives with the ability to receive equity awards (as determined by the Committee, as administrator of the plan), and is intended to focus the recipient’s efforts on the strategic direction and goals of the business, incent ownership in the Corporation and promote a vested interest in the Corporation’s long-term success. Awards may take the form of incentive stock options, nonqualified options, stock appreciation rights or restricted stock. The Committee reviews and recommends approval of awards to executives based upon its assessment of individual performance, a review of the executive’s existing long-term incentives, and retention considerations. All awards granted under the plan have been incentive stock options or restricted stock. A total of 850,000 shares of common stock may be issued under the plan. As of December 31, 2022, a balance of 52,128 shares remain available for issuance.

In 2022, the Corporation made LTI grants to its NEOs in the form of 50% RSAs and 50% PRSAs. RSAs granted to the Corporation’s and the Bank’s executive officers in 2022 vest equally over a three-year period. On each anniversary date of the 2022 RSAs, one-third of the total shares will be distributed based on the recipient’s satisfactory performance of his or her job.

The Corporation’s PRSAs are structured in a way where performance is assessed at the end of each year within the three-year performance period. On each anniversary date, up to one-third of the total PRSA shares will be distributed based on the recipient’s satisfactory performance of his or her job and the Corporation’s attainment of an earnings-based performance standard. For the 2022 LTI awards, 50% of the PRSAs are evaluated based on ROAE performance while 50% are evaluated based on ROAA performance. Like the Annual Incentive Plan, 2022 ROAE and ROAA performance is assessed by comparison of the Corporation’s level of performance to goals based on the comparator group’s performance for the 12 months ended September 30, 2022. The threshold requirement for ROAE is based on the 35th percentile rank, while the threshold requirement for ROAA is based on the 65th percentile rank as compared to the comparator group’s 12 months ended September 30, 2022 results. All restricted shares not distributed due to the recipient’s unsatisfactory performance of his or her job or due to the Corporation failing to achieve the minimum ROAE or ROAA threshold are forfeited by the executive and revert back to the Corporation as of the anniversary date on which such determinations are made.

Stock options were not granted to executives in 2022.

As further described in Proposal 4 of this proxy statement, the Committee recommended and the Board of Directors approved submission of a new plan for shareholder consideration, the Citizens & Northern Corporation 2023 Equity Incentive Plan. Adoption of the new plan would permit the continued use of equity incentives as a component of compensation for participating employees and independent directors and would assist executive officers and independent directors in meeting the Board of Directors’ Stock Ownership requirements as described in the Corporate Governance section of this proxy statement. As further described in Proposal 4, adoption of the new plan would also provide an opportunity to implement several equity compensation plan best practices.

The Citizens & Northern Corporation 2023 Equity Incentive Plan, if approved by the shareholders, will govern new awards made subsequent to such shareholder approval. Outstanding restricted stock and stock option awards that were granted under the existing equity incentive plans will be governed under the existing plans.

4.	Ownership Guidelines. In order to better align the interests of the NEOs with those of our shareholders, the Corporation requires that they own a number of shares of the Corporation’s common stock with fair market value equal to a percentage of his/her salary. At this time, the CEO is required to own a minimum amount of stock equal to three (3) times the previous year’s base salary and all other Executive Vice Presidents are required to own one (1) times the previous year’s base salary. Each executive officer has five (5) years from initial election or appointment by the Board of Directors to comply with the minimum ownership requirements. Currently, all NEOs meet the minimum requirements.

5.	Health and Welfare Benefits. Executives participate in the Corporation’s qualified health and welfare benefits programs on the same terms and conditions as other employees of the Corporation.

6.	Nonqualified Benefits and Perquisites. Nonqualified benefits and perquisites that may be offered by the Corporation include participation in a supplemental retirement income plan (“SERP”), as well as, in many instances, use of a company-provided automobile. In a few instances, the Corporation pays a portion of an executive’s membership dues for a golf or social club, when such membership can facilitate the conduct of business with clients.

SERP - The SERP is intended to replace some of the benefits lost by executives under federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like pensions and 401(k) plans. The Corporation’s SERP provides a retirement benefit to participants who retire after attaining age 55, with 5 years of Participation in the Plan. Participants vest earlier than age 55 in the event of disability, death or in the event of a change in control of the Corporation. Annual contributions to the SERP are at the discretion of the Board of Directors, and the Board may terminate the SERP at any time.

Historically, the Corporation’s annual contribution has been based on a formula designed to provide an annual benefit equal to 20% of the individual’s highest five-year average compensation and assumes retirement at age 65. In determining the annual contribution amounts, the Corporation assumes interest rates of 8% for preretirement and 6% for postretirement and utilizes a standard mortality table.

The annual contribution is deposited into each participant’s account held in a trust account at the Bank. While the Bank’s Wealth Management Group manages the trust assets, each participant may direct the investment of the funds credited to their account. All assets in the trust are subject to the claims of the Bank’s creditors in the event of insolvency. The actual amount available to be distributed to a participant at separation of service depends upon the return on the investment of the funds held in the account over time. The actual investment returns do not impact the Corporation’s determination of the annual contribution.  Investment returns are allocated to participant accounts daily based on units held of each investment. Upon vesting, amounts credited to a participant’s account are payable, at the election of the participant, in monthly or annual installments.

Deferred Compensation Plan - The Corporation has a nonqualified Deferred Compensation Plan that allows selected officers the option to defer receipt of up to 100% of base salary plus any non-equity incentive plan compensation. The Compensation Committee of the Board of Directors determines employees eligible to participate (“Participants”). The Deferred Compensation Plan does not provide for Corporation contributions.

Participants are given an annual opportunity to elect, by entering into a Participation Agreement with the Corporation, to defer the receipt of eligible compensation by a dollar amount or percentage specified in the Participation Agreement. Participant contributions are deposited into each Participant’s account held in a trust account at the Bank. While the Bank’s Wealth Management Group manages the trust assets, each Participant may direct the investment of the funds credited to their account. All assets in the trust are subject to the claims of the Bank’s creditors in the event of insolvency. The Board of Directors may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall reduce the balance in any Participant’s account nor affect the terms of the Plan relating to the payment of any account.

Participants are fully vested in their accounts at all times. Upon separation from service, amounts credited to a participant’s account are payable, at the election of the participant, in monthly or annual installments.

7.	Employment, Change in Control and Severance Agreements. The Corporation has entered into Employment Agreements with Mr. Scovill, Mr. Hughes, Mr. Hoose and Mr. Rush, and a Change in Control Agreement with Mr. Dunsmore. The Employment Agreements and Change in Control Agreement are described in more detail on pages 39-41.

None of the named executive officers has a commitment from the Corporation for a tax gross-up payment in the event that their severance benefits exceed the deduction limitations under Internal Revenue Code Section 4999.

How We Make Decisions Regarding Named Executive Officer Compensation

The Compensation Committee, with the support of its independent compensation consultant and management, determines executive compensation programs, practices, and levels for full Board consideration and approval. Specific responsibilities are assigned in accordance with governance best practices. In making its determinations, the Compensation Committee considers data and analyses regarding a peer group and other internal studies. Below is an explanation of the key roles and responsibilities of each group, as well as how market data is integrated into the process.

Role of the Compensation Committee. The Compensation Committee (“the Committee”) of the Board of Directors has primary responsibility for the design and administration of the executive compensation program. It reviews the make-up and administration of the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice. The Compensation Committee determines and approves the salaries, cash and equity incentive bonuses, equity awards, benefits and employment policies as they relate to the named executive officers, subject to full Board consideration and approval.

In making determinations regarding executive compensation, the Compensation Committee weighs an individual’s personal performance, the performance of his or her area of responsibility, and the overall performance of the Corporation. The performance of the Chief Executive Officer in each of these regards is evaluated by the Compensation Committee. The performance of each of the named executive officers (other than the Chief Executive Officer) is evaluated by the Chief Executive Officer and in the case of Mr. Rush by the Chief Revenue Officer. The Compensation Committee reviews performance of the named executive officers on an annual basis and examines each named executive officer’s base salary, cash and equity incentive bonus, and restricted stock award at such time.

The Compensation Committee has the authority to retain or obtain the services of compensation consultants or other advisors to provide compensation and benefit consulting services to the Committee. The independence of any such advisor is determined by the Compensation Committee prior to selecting or receiving advice from the advisor.

Role of Executive Management. Key members of the Corporation’s executive management attend Compensation Committee meetings at the Compensation Committee’s request to provide information and their perspective about executive compensation policies and programs. Management’s participation plays an important part in the development and continuation of benefit plans, and in determining appropriate levels of compensation. The Compensation Committee holds discussions with management in attendance to ensure that the Compensation Committee makes fully informed recommendations with respect to compensation matters that affect the Corporation’s operations and shareholder returns. Finally, the Corporation’s Chief Executive Officer participates in deliberations of the Compensation Committee on an ex-officio, non-voting basis, but does not participate during, or attend, deliberations concerning his own compensation. No member of management was present during the portion of any Compensation Committee meeting at which the Compensation Committee made determinations regarding such named executive officer’s compensation.

Role of the Compensation Consultant. The Compensation Committee utilizes the support of outside compensation experts in establishing the policies, programs, and levels of executive compensation. In 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC (Pearl Meyer) to:

●	Review and provide feedback on Proxy Statement disclosures;

●	Review and update the compensation peer group, as appropriate, and provide updates on comparator group earnings performance;

●	Assess the competitiveness of the executives’ total compensation opportunities

In their role as the Corporation’s outside advisor, Pearl Meyer also responds to questions from the Compensation Committee and attends meetings as requested. Pearl Meyer reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management in support of the Committee. Pearl Meyer performed no services outside of those related to executive and director compensation for the Corporation in 2022. The Compensation Committee assessed the independence of Pearl Meyer and believes they are an independent advisor pursuant to the rules and standards promulgated by the SEC and NASDAQ.

Role of Market Data/External Comparison. Annually, the Committee asks its independent compensation consultant to review proxy disclosures and survey sources on national and regional compensation practices within the Corporation’s industry group, focusing on pay levels and practices among community banking institutions based in the Mid-Atlantic Region. For the 2022 program planning review conducted in 2021, the independent compensation consultant applied the following filters in developing a recommended group of institutions to serve as the Corporation’s peer group (the “2022 Peer Group”):

●	included publicly traded commercial banks, and excluded thrifts, mutual holding companies and private banks; all institutions selected are traded on NASDAQ, NYSE or NYSE American except for a few local competitors who are traded on the OTC Marketplace;

●	included banking institutions with asset size ranging from approximately 0.5 to 2.0 times the Corporation’s asset size that were headquartered in Pennsylvania, New Jersey, New York, Maryland, West Virginia, and Ohio; and

●	excluded banking institutions with no Trust Assets Under Management, except for a few companies who had been included in the prior year’s peer group.

Based on these criteria, the following 21 institutions were selected for inclusion in the 2022 Peer Group:

ACNB Corporation	CNB Financial Corporation	LCNB Corp.	Peoples Bancorp Inc.
AmeriServ Financial, Inc.	Codorus Valley Bancorp, Inc.	Mid Penn Bancorp, Inc.	Peoples Financial Services Corp.
Arrow Financial Corporation	Fidelity D&D Bancorp, Inc.	Norwood Financial Corp.	Riverview Financial Corporation
Chemung Financial Corporation	First United Corporation	Orrstown Financial Services, Inc.	Shore Bancshares, Inc.
Citizens Financial Services, Inc.	Franklin Financial Services Corporation	Penns Wood Bancorp, Inc.	Summit Financial Group, Inc.
Civista Bancshares, Inc.

In addition to the custom peer group data, market data from various banking industry surveys is also utilized and reflects banks of similar asset size and region to that of the Corporation.

Program Review and Pay Decision Process. During the fourth quarter each year, the Committee (1) receives base salaries and annual and long-term incentive information on current executive compensation levels in the industry and industry program practices provided by its independent compensation consultant; (2) conducts a comprehensive review of the Corporation’s compensation program structure and provisions; and (3) considers salary and benefit adjustments and incentive awards for executives. After examining the information provided by its independent compensation consultant, the Committee determines whether (1) the content and structure of the Corporation’s compensation program is still competitive; (2) the current provisions remain consistent with the Corporation’s overall pay philosophy; and (3) the compensation program continues to support achievement of the Corporation’s business objectives.

After deciding on the program structure for the coming calendar year, the Committee examines the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business, the assessments of their individual performances by the Chief Executive Officer, and industry trends. The performance of the Chief Executive Officer is reviewed and appraised by the Committee, with input from all members of the Board of Directors. Based on the information gathered about each executive, the Committee formulates recommendations on possible salary adjustments for executives during the coming year. It also determines annual incentive awards for executives based on results achieved against goals and objectives defined at the beginning of the year and determines appropriate long-term incentive awards in the form of stock-based compensation. These recommendations are then presented to the full Board of Directors for consideration and approval.

As incentive awards for the current year are determined, the Committee also works with the Chief Executive Officer to construct executive performance plans for the coming year. The Committee formulates their recommendations on performance goals and award opportunities for Board consideration and approval.

The Committee may also be called upon to consider pay related decisions from time to time throughout the calendar year as executives are reassigned or new executives join the organization. In these instances, the Committee will review all aspects of the executive’s compensation, including base salary level, annual incentive opportunities, long-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

2022 Executive Compensation Decisions

Base Salaries. For 2022, the Compensation Committee approved annual increases in base salary ranging between 4.7% and 7.3% for each of the Named Executive Officers in recognition of each executive’s contribution and performance.

Annual Incentive Awards. The table below presents the performance criteria and the weighting of each criterion used in determining the annual incentive awards earned based upon 2022 performance for the named executive officers:

	Performance Criteria	Target Performance Result	Actual Performance Result	Criterion Weighting	Target % of Base Salary	Maximum % of Base Salary	Award % of Base Salary
J. Bradley Scovill	Corporate Earnings Performance:
	Award Matrix Result (1)	100.00%	0.00%	50%	17.5%	26.3%	0.0%
	Key Performance Indicators (2)Based on:
	Growth in Annual Average Core Deposits (3)	6.60%	4.04%	7.5%	2.6%	3.9%	0.0%
	Total Revenue (4)	$107.7 Million	$108.8 Million	7.5%	2.6%	3.9%	3.3%
	Efficiency Ratio (5)	61.50%	62.48%	7.5%	2.6%	3.9%	1.5%
	Total Wealth Management Revenue (6)	$9.9 Million	$9.3 Million	7.5%	2.6%	3.9%	0.0%
	Individual Performance (7)			20%	7.0%	10.5%	7.0%
	Totals				35.0%	52.5%	11.8%

Mark A. Hughes	Corporate Earnings Performance:
	Award Matrix Result (1)	100.00%	0.00%	50%	15.0%	22.5%	0.0%
	Key Performance Indicators (2)Based on:
	Growth in Annual Average Core Deposits (3)	6.60%	4.04%	7.5%	2.3%	3.4%	0.0%
	Total Revenue (4)	$107.7 Million	$108.8 Million	7.5%	2.3%	3.4%	2.8%
	Efficiency Ratio (5)	61.50%	62.48%	7.5%	2.3%	3.4%	1.3%
	Total Wealth Management Revenue (6)	$9.9 Million	$9.3 Million	7.5%	2.3%	3.4%	0.0%
	Individual Performance (7)			20%	6.0%	9.0%	6.4%
	Totals				30.0%	45.0%	10.5%

Harold F. Hoose, III	Corporate Earnings Performance:
	Award Matrix Result (1)	100.00%	0.00%	45%	13.5%	20.3%	0.0%
	Key Performance Indicators (2)Based on:
	Growth in Annual Average Core Deposits (3)	6.60%	4.04%	10%	3.0%	4.5%	0.0%
	Total Revenue (4)	$107.7 Million	$108.8 Million	15%	4.5%	6.8%	5.6%
	Efficiency Ratio (5)	61.50%	62.48%	10%	3.0%	4.5%	1.7%
	Total Wealth Management Revenue (6)	$9.9 Million	$9.3 Million	10%	3.0%	4.5%	0.0%
	Individual Performance (7)			10%	3.0%	4.5%	3.2%
	Totals				30.0%	45.0%	10.6%

Blair T. Rush	Corporate Earnings Performance:
	Award Matrix Result (1)	100.00%	0.00%	45%	11.3%	16.9%	0.0%
	Key Performance Indicators (2)Based on:
	Growth in Annual Average Core Deposits (3)	6.60%	4.04%	11.25%	2.8%	4.2%	0.0%
	Total Revenue (4)	$107.7 Million	$108.8 Million	11.25%	2.8%	4.2%	3.5%
	Efficiency Ratio (5)	61.50%	62.48%	11.25%	2.8%	4.2%	1.6%
	Total Wealth Management Revenue (6)	$9.9 Million	$9.3 Million	11.25%	2.8%	4.2%	0.0%
	Individual Performance (7)			10%	2.5%	3.8%	1.8%
	Totals				25.0%	37.5%	6.9%

Stan R. Dunsmore	Corporate Earnings Performance:
	Award Matrix Result (1)	100.00%	0.00%	45%	11.3%	16.9%	0.0%
	Key Performance Indicators (2)Based on:
	Growth in Annual Average Core Deposits (3)	6.60%	4.04%	10%	2.5%	3.8%	0.0%
	Total Revenue (4)	$107.7 Million	$108.8 Million	15%	3.8%	5.6%	4.7%
	Efficiency Ratio (5)	61.50%	62.48%	10%	2.5%	3.8%	1.4%
	Total Wealth Management Revenue (6)	$9.9 Million	$9.3 Million	10%	2.5%	3.8%	0.0%
	Individual Performance (7)			10%	2.5%	3.8%	2.5%
	Totals				25.0%	37.5%	8.6%

(1)	The Corporate Earnings Performance award was calculated based upon achievement of annual return on average equity (Core ROAE) as a percent ranking compared to Comparator Group Performance. The Comparator Group included all publicly traded commercial banks and thrifts within MD, NJ, NY, OH, PA and WV with total assets between 0.5 and 2.0 times the Corporation (“CZNC”) as of September 30, 2022. The chart below was used to determine the incentive opportunity percentage of base salary from which a participant’s cash incentive award would be paid:

	Threshold	Target	Maximum	Actual
Relative ROAE Rank vs. Peers	25th percentile	50th percentile	75th percentile	22nd percentile
				CZNC Core 2022 ROAE: 9.49%
				Comparator Group
				Average: 11.99%
				Median: 12.32% 25th percentile: 9.63%
Corporate Payout	33%	100%	150%	0%

The decision to use an ROAE rank against Comparator Group of 25th percentile to establish the minimum performance standard for a payout, and an ROAE rank against Comparator Group of 50th percentile to establish a payout at 100% of Target, recognized that the Corporation’s equity capital, as a percentage of assets, is significantly higher than the peer average. An indicator of the Corporation’s higher-than-Peer average equity capital is that although the Corporation’s twelve months ended September 30, 2022 Core ROAE rank was the 22nd percentile compared to the twelve months ended September 30, 2022 Comparator Group results, the Corporation’s adjusted (Core) return on average assets of 1.13% at the 44th percentile ranking compared to Comparator Group results.

For purposes of comparing the Corporation’s Core ROAE and ROAA to comparator group results, the Corporation’s earnings as determined under U.S. Generally Accepted Accounting Principles (U.S. GAAP) were adjusted to eliminate amounts the Committee determined to be based on “extraordinary occurrences,” as described in the 2022 Annual Incentive Award Plan document. Reconciliation of the Corporation’s earnings for the twelve months ended September 30, 2022 under U.S. GAAP to the non-GAAP earnings amount used in the incentive award calculation is as follows:

			Annualized		Annualized
			Return on		Return on
	Net	Average	Average	Average	Average
(Dollars in Thousands)	Income	Equity	Equity	Assets	Assets
Net Income	$26,147	$279,969	9.34%	$2,356,162	1.11%
Add: Amortization of Core Deposit Intangibles (a)	367
Less: Gain on Sale of Land (b)	(36)
Less: Net Gains on Available-for-sale Debt Securities (c)	(16)
Add: Net Loss on Marketable Equity Security (d)	98
Totals Used for Performance Evaluation	$26,560	$279,969	9.49%	$2,356,162	1.13%

(a)	Pre-tax amortization of core deposit intangibles totaled $464,000. Income tax has been allocated at the Corporation’s marginal tax rate of 21%.

(b)	Pre-tax gain on sale of land was $46,000. Income tax has been allocated at the Corporation’s marginal tax rate of 21%.

(c)	Pre-tax realized gains on securities totaled $20,000. Income tax has been allocated to the net gains at the Corporation’s marginal tax rate of 21%.

(d)	The pre-tax loss on marketable equity security totaled $124,000. Income tax has been allocated to the net gain at the Corporation’s marginal tax rate of 21%.

(2)	Certain performance measurements were identified by the Corporation as 2022 Key Performance Indicators (“KPIs”). In order for the NEOs to have the opportunity to earn the incentive award amounts indicated in the table for each KPI, the Corporation had to first meet certain risk management requirements as measured by specific Key Risk Indicators (“KRIs”). The KRIs functioned as a pass/fail mechanism. As of September 30, 2022, if the Corporation’s Total Summary KRI Value were to fall outside of the middle range of possible values, or if the risk rating for any individual category were at an elevated level, the NEOs would have been ineligible for an incentive award based on the KPIs. As of September 30, 2022, the Total KRI Summary Value and values for each risk category were at acceptable levels. Accordingly, the NEOs were eligible for incentive awards based on the KPIs.

(3)	Core deposits were defined as the Corporation’s total deposits excluding time deposits and brokered deposits. The target award criterion growth in annual average core deposits was a 6.60% growth rate over the 4th quarter 2021 average core deposits amount of $1.609 billion. Total average core deposits in 2022 was $1.675 billion, or 4.04% growth over the 4th quarter 2021 average.

(4)	Total revenue was calculated based on the Corporation’s consolidated financial results for 2022, including the sum of: (a) total net interest income (including income from tax-exempt securities and loans on a fully-taxable equivalent basis) and (b) noninterest income excluding securities gains and losses. The target award criterion of $107.7 million was 2.6% higher than the corresponding total revenue for 2021 and was based on 103% of the Corporation’s 2022 budgeted total. Actual revenue for 2022 totaled $108.8 million, or 101.0% of the target amount.

(5)	The Efficiency Ratio was calculated based on the Corporation’s consolidated financial results for 2022, by dividing: (a) total noninterest expense by (b) the sum of net interest income (including income from tax-exempt securities and loans on a fully-taxable equivalent basis) and noninterest income excluding securities gains and losses.

(6)	Wealth Management Group revenue was based on comparison of total revenue from trust and brokerage services and from insurance commissions received as a result of efforts by employees within that group. The target award criterion amount was 9.30% higher than the corresponding total revenue for 2021 and was based on the Corporation’s 2022 budgeted total. The threshold award criterion amount was established based on achieving at least 95% of the target amount. Actual revenue for 2022 totaled 93.41% of the target amount.

(7)	The Individual Performance awards were based on each individual’s overall performance evaluation.

Mr. Scovill recommended the Individual Performance awards for the other NEOs, and after discussion of the performance criteria for each individual, the recommended awards were approved by the Compensation Committee and ratified by the Board of Directors.

Mr. Scovill’s Individual Performance award was determined by the Board of Directors, based on recommendation of the Compensation Committee, and based on assessment of Mr. Scovill’s contributions to overall corporate performance.

Long-term Performance Incentives. As a part of our annual compensation review process, we worked with our outside Compensation Consultant in 2021 to review pay opportunities relative to market and used those results to make changes/pay decisions for 2022. As a result of this review, the Committee elected to grant equity awards, including time-based and performance-based awards in January 2022. The awards are as follows:

Name	Title	2021 Base Salary	LTI Award as % of Base Salary	Grant Date Fair Value of LTI Awards	Grant Date	Grant Date Share Price	# of Shares Granted (1)
J. Bradley Scovill	Chief Executive Officer	$498,750	45.0%	$224,429	1/31/2022	$25.02	8,970
Mark A. Hughes	EVP and Chief Financial Officer	$300,000	30.0%	$89,997	1/31/2022	$25.02	3,597
Harold F. Hoose, III	EVP and Chief Revenue Officer	$267,750	37.5%	$100,405	1/31/2022	$25.02	4,013
Blair T. Rush	EVP and Region President	$275,000	30.0%	$82,491	1/31/2022	$25.02	3,297
Stan R. Dunsmore	EVP and Chief Credit Officer	$232,000	30.0%	$69,581	1/31/2022	$25.02	2,781

(1) As described above, all of the awards granted to NEOs in 2022 consisted of 50% RSAs and 50% PRSAs, vesting over a three-year period.

Consideration of Say-On-Pay Advisory Vote

At our 2022 annual meeting of shareholders, approximately 95% of our shareholders who voted on the “say-on-pay” proposal (excluding broker non-votes and abstentions) approved the compensation we pay to our named executive officers. The Compensation Committee believes that the shareholder vote reflects fundamental support for our compensation philosophy. Accordingly, we have not modified our practices or philosophy as a result of the 2022 advisory vote.

The Corporation’s current practice is to conduct a say-on-pay advisory vote each year. The Compensation Committee values the opinions of shareholders and carefully evaluates the say-on-pay advisory vote results when determining future compensation.

Risk Management

We do not believe that the Corporation’s compensation programs and practices present any risks that are reasonably likely to have a material adverse effect on the Corporation.

The Committee believes that the direct compensation components of the executive compensation program—salary, annual incentive opportunities, equity grants—are reasonable, competitive and approximate the median of prevailing industry practices. The Committee intends to maintain the current leveraged approach to total compensation, directly tying a significant portion of an executive’s total earnings to achievements against goals and objectives approved by the Board of Directors, while balancing the approach with appropriate controls to ensure that management is not incented to take excessive risks.

Recoupment Policy

The Corporation has an executive compensation recoupment policy pursuant to which annual cash bonuses, stock-based awards, performance-based compensation and other forms of cash or equity compensation other than salary paid to executive officers are subject to a "clawback" pursuant to the recoupment policy in the event the Corporation is required to restate its audited financial statements due to material non-compliance with financial reporting requirements under the securities laws.

Executive Compensation Tables

The following tables set forth for the fiscal years ended December 31, 2022, 2021 and 2020, the compensation which the Corporation and its subsidiaries paid to its named executive officers.

Summary Compensation Table

The following table contains information with respect to annual compensation for services in all capacities to the Corporation and the Bank for the fiscal year ended December 31, 2022, with comparative information for 2021 and 2020, of those persons who were, (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the other three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer to the extent such person’s total compensation exceeded $100,000 (collectively, the “named executive officers”):

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified	All
				Stock	Option	Incentive Plan	Deferred Plan	Other
Name and		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Compensation(6)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
J. BRADLEY SCOVILL	2022	535,000	0	224,429	0	62,942	0	265,749	1,088,120
President and	2021	498,750	0	213,754	0	186,929	0	209,760	1,109,193
Chief Executive Officer	2020	475,000	0	196,638	0	208,727	0	165,546	1,045,911

MARK A. HUGHES	2022	315,000	500	89,997	0	33,000	0	78,804	517,301
Executive Vice President	2021	300,000	500	87,007	0	91,877	0	68,691	548,075
and Chief Financial Officer	2020	290,000	500	82,633	0	109,230	0	64,688	547,051

HAROLD F. HOOSE, III	2022	284,000	500	100,405	0	30,000	0	64,400	479,305
Executive Vice President	2021	267,750	500	91,872	0	89,027	0	59,829	508,978
and Chief Revenue Officer	2020	245,000	500	84,541	0	83,325	0	53,479	466,845

BLAIR RUSH	2022	289,000	500	83,491	0	20,000	0	51,024	444,015
Executive Vice President	2021	275,000	500	15,475	0	72,931	0	49,185	413,091
and Region President

STAN R. DUNSMORE	2022	243,000	500	69,581	0	21,000	0	78,249	412,330
Executive Vice President	2021	232,000	500	66,907	0	62,833	0	69,746	431,986
and Chief Credit Officer	2020	223,000	500	60,899	0	63,203	43,605	61,538	452,745

(1)  The bonus amounts were paid pursuant to discretionary “holiday awards” that were paid in December of each year to essentially all employees except the Chief Executive Officer.

(2)  The grant date fair market value of stock awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “ASC”) topic 718, “Compensation—Stock Compensation,” excluding the effect of estimated forfeitures. The value used for restricted stock awards is based on the market value of the stock at the grant date. The amounts shown in the “Stock Awards” column equal the values of restricted stock awards determined based on the average of the high and low stock price at each grant date. For 2022, the value as of the January 31, 2022 grant date was $25.02 per share. In 2021, the value as of the grant date for the January 29, 2021 awards was $20.02 per share. The value of time-based awards granted January 31, 2020 was $26.37 per share, and the value of performance based awards granted March 16, 2020 was $19.17 per share.

Restricted stock awards to NEOs under the Stock Incentive Plan in 2022, 2021 and 2020 provided for vesting over a three-year term, with vesting for half of the shares dependent on satisfactory performance (time vesting) and vesting for half of the shares based on time vesting and upon the Corporation meeting an ROAE (one-sixth of the total shares awarded) and ROAA (one-sixth of the total shares awarded) performance ratio, as defined. In 2022, the Corporation did not meet the performance conditions; accordingly, in the first quarter 2023, the following forfeitures occurred: Mr. Scovill – 4,983 shares; Mr. Hughes – 2,041 shares; Mr. Hoose – 2,165 shares; Mr. Rush - 549 shares; and Mr. Dunsmore – 1,549 shares. In 2021, the Corporation met the performance conditions except for the performance condition included in the 2019 awards based on ROAE. Accordingly, in the first quarter 2022, the following forfeitures of restricted stock occurred: Mr. Scovill – 1,293 shares; Mr. Hughes - 559 shares; Mr. Hoose – 564 shares; and Mr. Dunsmore - shares. In 2020, the Corporation met the performance conditions defined in the applicable awards.

(3)  There were no options awarded in 2022, 2021 or 2020.

(4)  The amounts shown in the “Non-Equity Incentive Plan Compensation” column were paid pursuant to the Incentive Award Plan, which is described in the “Program Components” section of Compensation Discussion and Analysis.

(5)  The amounts shown in the column headed “Change in Pension Value and Nonqualified Deferred Plan Compensation” are attributable to Mr. Dunsmore’s participation in the Citizens Trust Company Pension Plan, a defined benefit pension plan. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participants and to freeze benefit accruals. The Corporation acquired Citizens Bancorp, Inc. and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007. Mr. Dunsmore is the only Named Executive Officer who is a participant in this plan. In 2022 and 2021, the present value of Mr. Dunsmore’s accumulated benefit decreased; therefore, a value of $0 is include in the Summary Compensation Table for those years. The discount rate used to calculate the present value of accumulated plan benefit was 5.05% at December 31, 2022, 2.60% at December 31, 2021 and 2.30% at December 31, 2020.

(6)  Amounts shown as “All Other Compensation” include the following:

ALL OTHER COMPENSATION TABLE

		Employer
		Contributions	Employer	Employer
		to the	Contributions	Contributions to	Dollar Value of
		Employee	to the 401 (k)	the Supplemental	Insurance Premium	Dividends	Perquisites
		Stock	Employee	Executive	paid for Group-	Paid on	and Other
		Ownership	Savings	Retirement	Term Life and Long-	Restricted	Personal
		Plan	Plan	Plan (SERP)	Term Disability	Stock	Benefits(1)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
J. Bradley Scovill	2022	12,200	15,250	186,799	2,748	20,636	28,116	265,749
	2021	11,600	14,500	135,143	2,388	21,737	24,392	209,760
	2020	11,400	14,250	112,706	2,388	14,581	10,221	165,546

Mark A. Hughes	2022	12,200	15,250	39,598	2,748	8,408	600	78,804
	2021	11,600	14,500	30,591	2,388	9,012	600	68,691
	2020	11,400	14,250	30,469	1,751	6,218	600	64,688

Harold F. Hoose, III	2022	12,200	15,250	19,300	2,032	9,002	6,616	64,400
	2021	11,600	14,500	16,499	1,197	9,362	6,672	59,830
	2020	11,400	14,250	14,708	1,197	6,297	5,627	53,479

Blair T. Rush	2022	12,200	15,250	-	2,748	7,639	13,187	51,024
	2021	11,600	14,500	-	2,341	7,818	12,926	49,185

Stan R. Dunsmore	2022	12,200	15,250	39,198	4,578	6,423	600	78,249
	2021	11,600	14,500	32,810	3,448	6,788	600	69,746
	2020	10,658	13,322	29,079	3,339	4,540	600	61,538

(1)	Perquisites and other personal benefits include the estimated personal use portion of the cost of a company-supplied automobile and personal reimbursement for cell phones and club memberships, which were used primarily, but not exclusively, for business purposes.

Grants of Plan-Based Awards

The following table sets forth information concerning awards granted to the named executive officers for the year ended December 31, 2022 under the 1995 Stock Incentive Plan.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)
		Board/							Grant Date
		Committee							Fair Value of
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock
Name	Date	Date	$	$	$	#	#	#	Awards ($) (b)
J. Bradley Scovill	1/31/2022	1/20/2022				1,993	5,980	8,970	224,429
J. Bradley Scovill			62,435	187,250	280,875
Mark A. Hughes	1/31/2022	1/20/2022				812	2,398	3,597	89,997
Mark A. Hughes			31,500	94,500	141,750
Harold F. Hoose	1/31/2022	1/20/2022				891	2,675	4,013	100,405
Harold F. Hoose			28,400	85,200	127,800
Blair T. Rush	1/31/2022	1/20/2022				744	2,198	3,297	82,491
Blair T. Rush			24,074	72,250	108,375
Stan R. Dunsmore	1/31/2022	1/20/2022				628	1,855	2,781	69,581
Stan R. Dunsmore			20,242	60,750	91,125

(a)	Compensation opportunities under the Corporation’s Annual Incentive Award were established based on a percentage of 2022 base salary as recommended by the Compensation Committee and approved by the Board of Directors on January 20, 2022. Additional information related to the Annual Incentive Award Plan, including the performance criteria and amounts awarded for 2022 (expressed as a percentage of 2022 base salary), are provided in the Compensation Discussion and Analysis section of this proxy statement.

(b)	The grant date fair market value of stock awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “ASC”) topic 718, “Compensation—Stock Compensation.” The value used for restricted stock awards is based on the market value of the stock at the grant date, with no assumed forfeitures. The market value per share of the January 31, 2022 awards is $25.02.

Restricted stock awards to NEOs under the Stock Incentive Plan in 2022 provide for vesting over a three-year term, with vesting for half of the shares dependent on satisfactory performance (time vesting) and vesting for half of the shares based on time vesting and upon the Corporation’s attainment of earnings-based performance-based standards, based on the following criteria:

●	Release of 50% (one-sixth of the total shares awarded) each year based on the Corporation achieving a percent ranking of at least 35% of the Core Return on Average Equity (ROAE) within a defined peer group of bank holding companies and thrifts for the defined measurement period as determined by the Compensation Committee.

●	Release of 50% (one-sixth of the total shares awarded) each year based on the Corporation achieving a percent ranking of at least 65% of the Core Return on Average Assets (ROAA) within a defined peer group of bank holding companies and thrifts for the defined measurement period as determined by the Compensation Committee.

In 2022, the Corporation did not meet the performance conditions defined in the awards, as the Corporation’s Core ROAE was in the 22nd percentile, and Core ROAA was in the 44th percentile, of the defined Peer Group’s results for the 12-month period ended September 30, 2022. Accordingly, in the first quarter 2023, the following forfeitures of restricted stock awarded in 2022 occurred: Mr. Scovill – 1,495 shares; Mr. Hughes - 599 shares; Mr. Hoose - 669 shares; Mr. Rush - 549 shares; and Mr. Dunsmore - 463 shares.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding stock options and non-vested stock awards as of December 31, 2022 for the named executive officers.

	Option Awards				Stock Awards
						Market
	Number of				Number of	Value of
	Securities				Shares or	Shares or
	Underlying				Units of	Units of
	Unexercised	Option			Stock	Stock
	Options	Exercise	Option		That Have	That Have
	(#)	Price	Expiration		Not Vested	Not Vested
Name	Exercisable	($)	Date		(#)	($)
J. Bradley Scovill
Total:	0			Total:	19,040	$435,254

Mark A. Hughes
Total:	0			Total:	7,734	$176,799

Harold F. Hoose, III
	3,521	$20.45	1/3/2024
					8,341	$190,675
Total:	3,521			Total:	8,341	$190,675

Blair T. Rush
Total:	0			Total:	6,324	$144,567

Stan R. Dunsmore
Total:	0			Total:	5,923	$135,400

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of stock options granted, and the value realized on the vesting of restricted stock, under the 1995 Stock Incentive Plan during 2022 for each of the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)
J. Bradley Scovill	-	-	7,805	197,172
Mark A. Hughes	7,024	43,500	3,248	82,088
Harold F. Hoose, III	5,622	27,632	3,363	84,969
Blair T. Rush	-	-	2,771	67,290
Stan R. Dunsmore	-	-	2,436	61,547

Pension Benefits

The following table sets forth information with respect to pension benefits for the fiscal year ended December 31, 2022 for each of the named executive officers.

Payments
			Present Value	During
		Number of Years	of Accumulated	Last Fiscal
		Credited Service	Benefit	Year
Name	Plan Name	(#)	($)(2)	($)
Stan R. Dunsmore	Citizens Trust Company Pension Plan (1)	25	$197,466	$0

(1)	Mr. Dunsmore is a participant in the Citizens Trust Company Pension Plan, a tax-qualified defined benefit plan. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participant and to freeze benefit accruals. The Corporation acquired Citizens Bancorp, Inc. and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007.

(2)	The present value of accumulated benefit is presented as of December 31, 2022, which is the measurement date the Corporation uses for financial reporting purposes.

CEO Pay Ratio

The SEC requires disclosure of the ratio of the median employee’s annual total compensation to the total compensation of the principal executive officer (“PEO”). This ratio is commonly referred to as the “CEO Pay Ratio.” The Corporation’s PEO is Mr. Scovill, the President and Chief Executive Officer (“CEO”).

For 2022, the annual total compensation of our CEO was 20.4 times that of the Corporation’s median employee, based on annual total compensation of $1,088,120 for Mr. Scovill and $53,447 for the median employee, detailed as follows:

	President	Median
	and CEO	Employee
Salary	$535,000	$48,017
Bonus	-	1,000
Stock Awards	224,429	-
Non-Equity Incentive Plan
Compensation	62,942	-
All Other Compensation	265,749	4,430
Total	$1,088,120	$53,447

The median employee was identified using a listing of all employees as of December 31, 2022 and calculating the median amount of total 2022 compensation as it would be reported based on the IRS instructions for Box 5, Medicare wages and tips. Actual amounts reported on Box 5 for 2022 were used for all employees who were employed throughout the entire year. We further annualized pay for those individuals not employed for a full year in 2022. As applicable, compensation reported on Box 5 included the amount paid in 2022 for salary, bonus, dividends on restricted stock and non-equity incentive plan (cash) awards, along with any amount deferred by the employee to the Savings & Retirement Plan (a 401(k) plan) and the imputed value of the cost of group term life insurance and certain perquisites. Compensation reported on Box 5 also included any amounts that vested in 2022 for SERP benefits and for stock awards (based on the market value of the stock on the vesting date). Compensation deferred at the election of the Corporation’s officers, and the amount of employer contributions to the ESOP and Savings & Retirement Plan, were excluded from Box 5.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The SEC has adopted rules requiring disclosure of the relationship between executive compensation and financial performance. Consistent with these rules, the Corporation (“CZNC”) is disclosing the information presented in this “Pay Versus Performance” section. The Corporation’s process for evaluating executive compensation is described in the Compensation Discussion and Analysis section of this proxy statement.

The following table sets forth summary information concerning executive compensation for each of the last three years.

Pay Versus Performance
For the Years Ended December 31, 2022, 2021 and 2020

					Value of Initial Fixed $100 Investment on 12/31/2019 Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	CZNC Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($)	Core Return on Average Equity
2022	1,088,120	915,313	463,238	404,421	93.97	110.67	26,618,000	10.20%
2021	1,109,193	1,203,089	475,533	514,543	102.47	108.87	30,554,000	10.27%
2020	1,045,911	952,598	488,880	437,791	74.23	79.19	19,222,000	9.85%

Mr. Scovill, the CEO, was the PEO in each of the three years presented in the table above. The non-PEO named executive officers included in table above are the same individuals listed for each year in the Summary Compensation Table.

The index values shown in the table above and described in the paragraph below are market-weighted dividend-reinvestment numbers, which measure the total return for investing $100.00 three years ago. The NASDAQ Bank Index has been selected to replace the Peer Group Index of similar-size banking organizations selected by the Corporation in 2021 and 2020. Management believes the NASDAQ Bank Index is a more stable peer group that will not require changes in composition from year-to-year as the Corporation’s size and complexity of operations changes.

In the table above, the 2022 Peer Group Total Shareholder Return amount was determined based on the NASDAQ Bank Index. The 2021 and 2020 Peer Group Total Shareholder Return amounts were determined by a Peer Group Index of similar-size banking organizations selected by the Corporation including all publicly traded SEC filing Commercial Banks and Thrifts within NJ, NY, OH, PA, MD, and WV with assets between 0.5 times and 2.0 times CZNC as of September 30, 2021 and September 30, 2020.

The Total Shareholder Return for the NASDAQ Bank Index for 2022, 2021 and 2020 was $110.67, $132.19 and $92.50 respectively. The Total Shareholder Return for the 2022 Peer Group Index of similar banking organizations selected by the Corporation for 2022 was $109.61. The Total Shareholder Return for the 2021 Peer Group Index of similar banking organizations selected by the Corporation for 2022 and 2021 was $106.67 and $108.87 respectively. The Total Shareholder Return for the 2020 Peer Group Index of similar banking organizations selected by the Corporation for 2022, 2021 and 2020 was $104.88, $110.76 and $79.19 respectively.

A reconciliation of Summary Compensation Table Total amounts to amounts described as “Actually Paid” for each year in the Pay Versus Performance table above is presented in the following table.

						Add: Change in		Less: Fair Value
					Add: Fair Value	Fair Value of		at End of Prior
				Less: Stock	at Year-end of	Awards	Add: Change in	Year of any
				Awards from	Stock Awards	Granted in	Fair Value of	Awards
				Summary	Granted	any	Shares that	Granted
				Compensation	During the	Prior Year	Vested as of	in a Prior Year
				Table	Year that are	that are	the Vesting	that Failed to
		Summary	Less:	Valued	Outstanding	Outstanding	Date as	Meet Vesting	Total
		Compensation	Change in	Based on	and Unvested	and Unvested	Compared	Conditions	Compensation
		Table	Pension	Fair Value at	at the End	at the End	to the End of	in the	Actually
	Year	Total	Value	Grant Date	of the Year	of the Year	the Prior Year	Covered Year	Paid
PEO	2022	1,088,120	-	224,429	170,879	(21,457)	(6,693)	91,107	915,313
	2021	1,109,193	-	213,754	278,883	45,198	9,222	25,653	1,203,089
	2020	1,045,911	-	196,638	175,723	(52,243)	(1,905)	18,250	952,598
AVERAGE OF	2022	463,238	-	85,869	65,197	(8,644)	(3,198)	26,303	404,421
NON-PEO	2021	475,533	-	65,315	85,217	21,041	5,662	7,594	514,543
NEOs	2020	488,880	14,535	76,024	67,939	(20,526)	(738)	7,204	437,791

Notes:

1.	There was no pension service cost or prior service cost in the years included in the table.

2.	There were no stock awards that were granted and vested in the same year.

3.	There were no modifications to stock-based awards during the years included in the table.

4.	The valuation assumptions used to calculate equity award fair values did not materially differ from those used at the time of grant.

5.	There were no other earnings paid on stock or option awards in the covered fiscal years prior to the vesting dates that were not otherwise included in total compensation.

The Corporation has selected Core Return on Average Equity (Core ROAE) as its “Company-Selected Measure,” meaning the most important measure the Corporation used in linking compensation actually paid in 2022 to company performance. The Corporation’s calculations of Core ROAE reflect adjustments to earnings determined based on U.S. GAAP to eliminate amounts identified as “extraordinary occurrences” as described in the 2022 Annual Incentive Plan Award document. Reconciliation of the Corporation’s earnings under U.S. GAAP to the non-GAAP earnings amount included in Core ROAE for each year included in the Pay Versus Performance table is presented in the following table. Income tax has been allocated based on a marginal income tax rate of 21%, adjusted for the nondeductible portion of merger expenses.

	Year Ended December 31, 2022				Year Ended December 31, 2021
	Income			Diluted	Income			Diluted
	Before			Earnings	Before			Earnings
	Income	Income		per	Income	Income		per
	Tax	Tax	Net	Common	Tax	Tax	Net	Common
(Dollars In Thousands, Except Per Share Data)	Provision	Provision	Income	Share	Provision	Provision	Income	Share
Earnings Under U.S. GAAP	$32,350	$5,732	$26,618	$1.71	$37,687	$7,133	$30,554	$1.92
Add: Amortization of Core Deposit Intangibles	439	92	347		535	112	423
Less: Gain on Sale of Land	0	0	0		(46)	(10)	(36)
Net Gains on Available-for-Sale Debt Securities	(20)	(4)	(16)		(24)	(5)	(19)
Net Loss on Marketable Equity Security	112	24	88		29	6	23
Adjusted Earnings (Non-U.S. GAAP)	$32,881	$5,844	$27,037	$1.73	$38,181	$7,236	$30,945	$1.95
Average Equity			$265,093				$301,226
Core Return on Average Equity			10.20%				10.27%

	Year Ended December 31, 2020
	Income			Diluted
	Before			Earnings
	Income	Income		Per
	Tax	Tax	Net	Common
(Dollars In Thousands, Except Per Share Data)	Provision	Provision	Income	Share
Earnings Under U.S. GAAP	$23,212	$3,990	$19,222	$1.30
Add: Merger-Related Expenses	7,708	1,574	6,134
Add: Loss on Prepayment of Borrowings	1,636	344	1,292
Add: Amortization of Core Deposit Intangibles	540	113	427
Net Gains on Available-for-Sale Debt Securities	(169)	(35)	(134)
Net Gain on Marketable Equity Security	(21)	(4)	(17)
Adjusted Earnings (Non-U.S. GAAP)	$32,906	$5,982	$26,924	$1.81
Average Equity			$273,351
Core Return on Average Equity			9.85%

The following table presents a description of the relationship between compensation amounts actually paid to the PEO and the average compensation amounts paid to the non-PEO named executive officers to the Corporation’s Total Shareholder Return (“TSR”) and the Peer Group TSR. In the table that follows, TSR measures return to an investor for a $100 investment in CZNC or the Peer Group at December 31, 2019 and reflects reinvestment of all dividends. The Total Shareholder Return amounts in the graph below reflect the values described in the “Pay Versus Performance” table on page 35.

The following table presents a description of the relationship between compensation amounts actually paid to the PEO and the average compensation amounts paid to the non-PEO named executive officers to the Corporation’s net income.

The following table presents a description of the relationship between compensation amounts actually paid to the PEO and the average compensation amounts paid to the non-PEO named executive officers to Core ROAE, which is the Corporation’s Company-Selected Measure as described above.

A tabular list of performance measures the Corporation considers the most important inputs for linking executive compensation with financial performance is as follows:

1.	Core Return on Average Equity (as described above)
2.	Core Return on Average Assets
3.	Growth in Average Core Deposits
4.	Total Revenue
5.	Efficiency Ratio
6.	Total Wealth Management Revenue

Each of these performance measures is described in detail in the Compensation Discussion and Analysis section.

Employment Agreements

The Corporation and the Bank have entered into employment agreements with Mr. Scovill, Mr. Hughes, Mr. Hoose and Mr. Rush (collectively, the “Employment Agreements”). The employment agreement with Mr. Scovill has an effective date of March 2, 2015, the employment agreements with Mr. Hughes and Mr. Hoose were effective September 19, 2013 and the employment agreement with Mr. Rush was effective July 1, 2020. The following summarizes the material terms of the Employment Agreements.

The employment agreement with Mr. Scovill provided for an initial three (3) year term at an initial annual base salary of $380,000. In June 2017, the Corporation and Bank, and Mr. Scovill, entered into an amendment to the employment agreement which extended the end date of the initial term by one (1) year to March 1, 2019 and provided for automatic renewal for successive twelve (12) month terms, unless either the Corporation or Mr. Scovill would give written notice of non-renewal at least ninety (90) days prior to the next renewal date. The Corporation and Bank and Mr. Scovill entered into a second amendment to the employment agreement on August 24, 2018 which modifies and extends the employment period to provide for automatic renewals for successive three (3) year terms unless either the Corporation or Mr. Scovill gives written notice of non-renewal at least 90 days prior to the next renewal date.  The second amendment also amended the formula for determining the amount of cash payments to Mr. Scovill in the event of a termination of employment by the Corporation without “cause” or by Mr. Scovill for “good reason,” as described below, to include the value of stock-based incentives awarded to Mr. Scovill. Other features of the employment agreement with Mr. Scovill are included in the summary of descriptions of the Employment Agreements that follow.

The initial term of the Employment Agreement with Mr. Hughes expired September 19, 2016 and provides that the term of the agreement shall be automatically renewed on each September 19th for successive three (3) year terms, unless either the Corporation or the executive gives written notice of nonrenewal at least 90 days prior to the next renewal date in which case this Agreement will continue in effect for a term ending two (2) years from the Annual Renewal Date immediately following such notice.

The Employment Agreement with Mr. Hoose had an initial expiration date of September 30, 2015 and has been extended through September 30, 2023. The Employment Agreement with Mr. Hoose provides that the term of the agreement shall be automatically extended an additional twelve (12) months, unless written notice of nonrenewal is provided no later than July 19th of each successive calendar year.

The Employment Agreement with Mr. Rush has an initial expiration date of June 30, 2023 and shall be automatically extended an additional twelve (12) months, unless either the Corporation or the executive gives written notice of nonrenewal at least 90 days prior to the renewal date. Under this agreement, Mr. Rush received a grant of Corporation restricted common stock equal in value at the time of grant to $150,000. The shares of restricted stock vest ratably over a three (3) year period.

Under the Employment Agreements, each executive is eligible to receive annual incentive payments and stock based incentives as determined by the Compensation Committee, which may, but need not be, issued under any incentive plan maintained by the Company, and is eligible to participate in any retirement plan, deferred compensation plan, welfare benefit plan or other benefit program in which full-time employees of the Bank are eligible to participate.

The Employment Agreements also provide each executive with reimbursement of business expenses and paid vacation in accordance with Corporation or Bank policies and procedures and, with respect to Mr. Scovill, Mr. Hoose and Mr. Rush, an automobile allowance or use of a Bank owned automobile and a country club membership.

Each Employment Agreement contains customary nondisclosure and mutual non-disparagement provisions. Each Employment Agreement contains a non-competition and non-solicitation covenant, applicable within thirty-five (35) miles of any office of the Corporation or the Bank, after voluntary or involuntary termination of the executive’s employment with the Corporation and the Bank. The non-competition and non-solicitation covenant would apply after termination of employment to Mr. Scovill and Mr. Hughes for twenty-four (24) months, to Mr. Hoose for eighteen (18) months and to Mr. Rush for twelve (12) months.

Each Employment Agreement also provides that the executive may terminate his employment for “good reason” (as defined in the agreement) after notice to the Corporation or the Bank within thirty (30) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Corporation or Bank to cure the situation within thirty (30) days after receipt of such notice.

Additionally, each Employment Agreement provides for a lump sum payment to the executive in the event of a termination of employment by the Corporation without “cause” (as defined in the agreement) or by the executive for “good reason” (as defined in the agreement) following a “change in control” (as defined in the agreement) or absent a change in control, such payment to be equal to the sum of the highest annual base salary earned by the executive during the immediately preceding three (3) years, plus the highest cash bonus and other incentive compensation earned with respect to one of the three preceding years, plus (for Mr. Scovill, Mr. Hughes and Mr. Hoose) the highest value of stock options and other stock incentives awarded to the executive in one of the immediately preceding three years, multiplied by a predetermined factor depending on the executive and whether the executive was terminated following a change in control. Additionally, each of the Employment Agreements provides for the continuation of the executive’s participation in the Bank’s life, disability, medical/health insurance and other welfare benefits in effect during the one (1) year period preceding the termination of employment (or a cash payment representing the value of such benefits). The factor applicable to each of the executives for purposes of determining the lump sum payment and the time period for which benefits are to be continued are set forth in the following table.

The employment agreements in effect on December 31, 2022 do not provide for an excise tax gross-up pursuant to Section 280G of the Internal Revenue Code. In the event any payments to our named executive officers would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code, the payments will be limited to the greater of (i) the dollar amount which can be paid to such named executive officer without triggering an excise tax under Section 4999 of the Internal Revenue Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Internal Revenue Code with respect to such parachute payments.

	Multiplier Factor				Benefits Continuation Period
Executive	Change in Control		Absent a Change in Control		Change in Control	Absent a Change in Control
J. Bradley Scovill	2.99	X	1.0	X	3 Years	1 Year
Mark A. Hughes	2.99	X	1.0	X	3 Years	1 Year
Harold F. Hoose, III	1.5	X	0.5	X	18 Months	6 Months
Blair T. Rush	1.5	X	1.0	X	1 Year	1 Year

Change in Control Agreement

The Corporation and Bank have entered into a Change in Control Agreement (the “Agreement”) with Mr. Dunsmore. The Change in Control Agreements provides for a lump sum severance benefit in the event that certain events take place after there is a “change in control”, as defined in the Agreement, of the Corporation, or for a period of twenty-four (24) months thereafter. The Agreement does not provide for any payment in the event that Mr. Dunsmore remains employed without material reduction in compensation or responsibilities for more than twenty-four (24) months following the change in control.

Under the Agreement, the term “termination” means the termination of Mr. Dunsmore’s employment either by the Corporation for any reason other than death, disability, or “cause”, or by him upon the occurrence of one or more of the following events: a significant change in authorities or duties; a reduction in annual salary or a material reduction in benefits; the relocation of his office to a location more than 35 miles from the location of his office immediately prior to the employment period; his inability to exercise the authorities, powers, functions or duties associated with his position; or the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement in the same manner and extent as if no succession had taken place.

In the event of a termination, the Agreement provides severance benefits of (i) Employer-paid group medical insurance continuation premiums for a period of eighteen (18) months after the date of termination; and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of termination equal to the sum of Mr. Dunsmore’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to one times his base salary in effect immediately prior to the date of termination. The Agreement contains customary non-disclosure provisions and a twelve (12) month non-solicitation covenant following termination of employment.

The Agreement terminates each December 31 but is automatically extended for additional one-year periods unless written notice is provided by the Corporation or Employee that such party does not wish to extend the term. If a change in control occurs during the original or extended term of the Agreement, the term shall continue for a period of twenty-four (24) months and end upon the expiration of such twenty-four (24) month period.

Potential Payments upon Termination or Change in Control

The table that follows provides quantitative information regarding contracts, agreements, plans or arrangements that provide for payments to a named executive officer upon termination of employment. The table does not include information with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers or the Corporation and that are available generally to all salaried employees.

As of December 31, 2022:		Supplemental		Value of	Payment Under
		Executive	Health	Restricted	Split Dollar	Citizens Trust
		Retirement	and	Stock	Bank Owned	Company
		Plan	Welfare	Subject to	Life Insurance	Pension
	Cash	Benefit	Benefits	Acceleration	Programs (1)	Plan (2)
Name	($)	($)	($)	($)
Termination Due to Retirement
J. Bradley Scovill	-	868,348	-	-	-	-
Mark A. Hughes	-	457,592	-	-	-	-
Harold F. Hoose, III	-	190,575	-	-	-	-
Blair T. Rush	-	-	-		-
Stan R. Dunsmore	-	247,144	-	-	-	176,400

Termination Due to Disability
J. Bradley Scovill	-	868,348	-	-	-	-
Mark A. Hughes	-	457,592	-	-	-	-
Harold F. Hoose, III	-	190,575	-	-	-	-
Blair Rush	-	-	-	57,424	-
Stan Dunsmore	-	247,144	-	-	-	176,400

Termination Without Cause or for Good Reason - Before a Change in Control
J. Bradley Scovill	968,156	868,348	12,919	-	-	-
Mark A. Hughes	514,727	457,592	13,164	-	-	-
Harold F. Hoose, III	236,966	190,575	8,535	-	-	-
Blair Rush	543,647	-	14,988	57,424	-
Stan Dunsmore	-	247,144	-	-	-	176,400

Termination Due to Death
J. Bradley Scovill	-	868,348	-	-	-	-
Mark A. Hughes	-	457,592	-	-	-	-
Harold F. Hoose, III	-	190,575	-	-	-	-
Blair Rush	-	-	-	57,424	603,105
Stan Dunsmore	-	247,144	-	-	729,000	79,400

Termination Without Cause or for Good Reason - Upon or After a Change in Control
J. Bradley Scovill	2,894,786	868,348	38,757	435,254	-	-
Mark A. Hughes	1,539,034	457,592	39,492	176,799	-	-
Harold F. Hoose, III	710,898	190,575	25,605	190,675	-	-
Blair Rush	362,431	-	14,988	144,567
Stan Dunsmore	243,000	247,144	19,746	135,400	-	176,400

(1)	The amounts represent death benefits payable under split-dollar life insurance policies acquired by the Corporation pursuant to business combinations.

(2)	The amounts reflect the estimated lump sum value that would be paid by the Citizens Trust Company Pension Plan.

Indemnification Agreements

On April 20, 2004, the shareholders of the Corporation authorized the Corporation to enter into indemnification agreements (the “Indemnification Agreements”) with the directors of the Corporation and the Bank and certain officers of the Bank, as designated by the Board of Directors. The primary purpose of the Indemnification Agreements is to ensure the ability of the Corporation and Bank to continue to attract and retain responsible, competent and otherwise qualified directors and officers. Indemnification Agreements have been entered into with all Directors of the Bank and the Corporation, as well as the Corporation’s and Bank’s Executive Officers as named on pages 9-13.

The Indemnification Agreements provide to covered directors and officers the most advantageous of any combination of benefits under (i) the benefits provided by the Bylaws of the Corporation in effect as of the date the agreements were entered into; (ii) the benefits provided by the Bylaws, the Articles of Incorporation or their equivalent of the Corporation in effect at the time indemnification expenses are incurred by an indemnitee; (iii) the benefits allowable under Pennsylvania law in effect on the date of the agreements; (iv) the benefits allowable under the law of the jurisdiction under which the Corporation exists at the time indemnifiable expenses are incurred by an indemnitee; (v) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries in effect on the date of the agreements; (vi) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries, in effect at the time the indemnifiable expenses are incurred by an indemnitee; and (vii) such other benefits as are or may otherwise be available to the indemnitee.

The Corporation is not obligated to, nor has it agreed to provide funding for its obligations under the agreements. The Corporation is obligated, however, to pay its obligations under the agreements from general assets or insurance. The agreements do require the Corporation to continue to purchase D&O Coverage for so long as it is available on a commercially reasonable basis.

The indemnification available pursuant to the agreements is subject to a number of exclusions. No indemnification is required under the agreements with respect to any claim as to which it is finally proven by clear and convincing evidence in a court of competent jurisdiction that the covered person acted or failed to act with deliberate intent to cause injury to the Corporation or a subsidiary thereof or with reckless disregard for the Corporation’s best interest. The Corporation is also not required to make any payment finally determined by a court to be unlawful or any payment required under Section 16(b) of the Securities and Exchange Act of 1934, as amended. In addition, any claim (or part thereof) against an indemnitee which falls within the prohibitions of 12 C.F.R. §7.5217 (i.e., a prohibition on indemnification or insurance coverage for expenses, penalties or other payments incurred in connection with an action by a banking regulatory agency which results in a final order assessing monetary penalties or requiring affirmative action in the form of payment to the bank) is excluded from indemnification under the agreements.

Compensation of Directors

The following table summarizes the compensation paid by the Corporation and Bank to directors for the fiscal year ended December 31, 2022, other than J. Bradley Scovill who did not receive compensation as a director.

DIRECTOR COMPENSATION (1)(2)(3)

	Fees
	Earned or
	Paid in	Stock
	Cash (4)	Awards (5)	Total
Name	($)	($)	($)
Stephen M. Dorwart	56,762	19,991	76,753
Clark S. Frame	22,500	19,991	42,491
Susan E. Hartley	46,300	19,991	66,291
Bobbi J. Kilmer	52,900	19,991	72,891
Leo F. Lambert	50,200	19,991	70,191
Terry L. Lehman	81,137	19,991	101,128
Robert G. Loughery	40,000	19,991	59,991
Frank G. Pellegrino	55,400	19,991	75,391
Helen S. Santiago	40,800	19,991	60,791
Timothy E. Schoener	40,400	19,991	60,391
Katherine W. Shattuck	44,900	19,991	64,891
Aaron K. Singer	50,200	19,991	70,191

(1) The columns disclosing option awards, non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and other forms of compensation have been omitted from the table because no director earned any compensation during 2022 of a type required to be disclosed in those columns.

(2) As of December 31, 2022, each non-employee director owned 799 shares of common stock awarded pursuant to the Independent Directors Stock Incentive Plan (described below) for which transfer restrictions had not yet lapsed. For the Directors, those shares had a value of $18,265 based on the closing price of the Corporation’s common stock on December 31, 2022 (the last business day of the year).

(3) Effective January 31, 2023, the Corporation awarded 1,000 shares of restricted stock under the Independent Director Stock Incentive Plan to each director. The value of the restricted stock was $23.35 per share, based on the average of the high and low sales price of the Corporation’s stock on January 30, 2023, and vest over (1) one year. The awards made in January 2023 are not included in the table.

(4) Includes annual cash retainer, Chairman or Committee chair retainer (if any) and attendance fees.

(5) The amount shown in the “Stock Awards” column equals the value of restricted stock awards of 799 shares, determined based on the grant date fair market value of $25.02 per share.

Director Fees. Compensation of the Board of Directors is established by the Board upon recommendation of the Compensation Committee. In developing its recommendations for 2022, the Compensation Committee considered information provided by Pearl Meyer.

Non-employee directors receive cash compensation for their service as directors in accordance with the following fee schedule. Employee directors are not entitled to additional compensation for board or committee service.

Annual Fees:
Cash Retainer (all Directors, including Chairman)	$20,000
Chairman of the Board	$25,000

Committee Chairman:
Audit Committee	$7,500
Compensation Committee	$5,000
All Other Committees	$4,000

Per-Meeting Attendance Fees:
Board meetings (all Directors)	$1,000

Committee meetings
Audit Committee	$700
Compensation Committee	$700
All Other Committees	$600

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee. Attendance fees are not doubled in the event of joint meetings of the Corporation and Bank Boards.

Independent Directors Stock Incentive Plan. In addition to cash fees, non-employee directors may also receive compensation in the form of Corporation common stock or stock options under the Independent Directors Stock Incentive Plan. This plan permits awards of nonqualified stock options and/or restricted stock to non-employee directors. A total of 235,000 shares of common stock may be issued under the Independent Directors Stock Incentive Plan. The recipient’s right to exercise stock options under this plan vests immediately and expires 10 years from the date of grant. The exercise prices of all stock options awarded under the Independent Directors Stock Incentive Plan are equal to the fair market value on the grant date. Restricted stock awards issued under the plan through December 31, 2022 vest ratably over one (1) year. As of December 31, 2022, a balance of 87,520 shares remains available for issuance under the Independent Directors Stock Incentive Plan. The Citizens & Northern Corporation 2023 Equity Incentive Plan, if approved by the shareholders, will govern new awards made subsequent to such shareholder approval. Outstanding restricted stock and stock option awards that were granted under the existing plan will be governed under the existing plan.

PROPOSAL 2 -- ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Corporation is required to provide its shareholders with a separate, non-binding advisory vote on the compensation paid to the Corporation’s named executive officers pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis (CD&A) and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

For the reasons set forth in this Proxy Statement, we believe that our compensation policies and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, are strongly aligned with the long-term interests of our shareholders, and that the compensation paid to our executives is consistent with such policies and procedures.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation paid to the Named Executive Officers of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” approval of the compensation paid to the Named Executive Officers of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and tabular disclosure regarding the Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL 3 -- NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The SEC requires that public companies, such as Citizens & Northern Corporation, provide a mechanism whereby stockholders can, at least once every six years, advise the company and its Board of Directors as to whether they would prefer to have an advisory “say on pay” vote every year, every two years, or every three years.

This proposal on the frequency of the advisory vote on the compensation of our Named Executive Officers is separate from the proposal on the advisory vote on the compensation of our Named Executive Officers. This proposal deals with the issue of how often the advisory vote on the compensation of our Named Executive Officers should be presented to our stockholders and, in this regard, we are soliciting your advice as to whether the advisory vote on Named Executive Officers compensation should be held every one year, every two years, or every three years. You may abstain from making a choice.

Our Board of Directors has determined that stockholders should have an opportunity every year to vote on the compensation of our Named Executive Officers. Our Board concluded that an annual, non-binding vote will allow stockholders to provide the Corporation regular and timely input on our compensation principles, policies and practices.

The vote with respect to the frequency of the advisory vote on the compensation of our Named Executive Officers is non-binding on the Corporation and our Board of Directors. However, our Board will take the results of the vote into consideration when deciding when to call for the next advisory vote on compensation of our Named Executive Officers. A frequency vote similar to this will occur at least once every six years. You have four choices with respect to indicating such frequency: every year, every two years, every three years or you may abstain.

The Board of Directors recommends a vote for an advisory vote on the compensation of our Named Executive Officers “EVERY YEAR.”

PROPOSAL 4 – CITIZENS & NORTHERN CORPORATION 2023 EQUITY INCENTIVE PLAN

The Corporation’s Board of Directors, at a meeting held January 19, 2023, unanimously approved recommending to the shareholders establishment of the Citizens & Northern Corporation 2023 Equity Incentive Plan (the “2023 Equity Plan,” or the”Plan”).

The 2023 Equity Incentive Plan, if approved by the shareholders, will govern new awards made subsequent to such shareholder approval. Outstanding restricted stock and stock option awards that were granted under the existing equity incentive plans for employees (Citizens & Northern Corporation Stock Incentive Plan, as amended) and independent directors (Citizens & Northern Corporation Independent Directors Stock Incentive Plan) will be governed under the existing plans.

At February 3, 2023, there were 99,666 shares available for issuance under the existing equity incentive plans, or 0.6% of the Corporation’s total outstanding common shares, including 23,146 shares available under the Citizens & Northern Corporation Stock incentive Plan and 76,520 shares available under the Citizens & Northern Corporation Independent Directors Stock Incentive Plan. Upon approval by the shareholders, no new awards will be made under the existing plans. The 2023 Equity Plan provides for a maximum of 500,000 shares to be issued, or 3.2% of the Corporation’s total outstanding common shares at February 3, 2023. The total number of shares granted under the existing plans was 53,788 in January 2023 and 78,243 in the year ended December 31, 2022.

Reasons for the Proposed Adoption of the 2023 Equity Incentive Plan

The Board of Directors believes that the issuance of equity compensation helps to attract and retain talented employees and independent directors and aligns the interests of employees and independent directors with those of the shareholders. The Corporation has utilized equity compensation programs for participating employees since 1995 and for independent directors since 2001. Adoption of the 2023 Equity Plan would permit the continued use of equity incentives as a component of compensation for participating employees and independent directors and would assist executive officers and independent directors in meeting the Board of Directors’ Stock Ownership requirements as described in the Corporate Governance section of this proxy statement. Further, adoption of the 2023 Equity Incentive Plan provides an opportunity to implement several equity compensation plan best practices.

Best Practices

The 2023 Equity Plan reflects the following equity compensation plan best practices:

●	The Plan provides for a minimum vesting requirement of one year for all equity-based awards, except that up to 5% of the awards may be issued (or accelerated) pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability, involuntary termination without cause or resignation for good reason following a change in control;

●	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award. The Committee’s practice for the past several years has been to grant 50% of the restricted stock awards to executive officers as performance-based awards and all other awards as time-based awards;

●	The Plan prohibits grants of stock options with a below-market exercise price;

●	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior shareholder approval;

●	The Plan prohibits payment of dividends on restricted stock or dividend equivalent rights on restricted stock units (sometimes referred to herein as “RSUs”) prior to the vesting date of the underlying award and does not permit the payment of dividend equivalent rights on any stock option;

●	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grant;

●	The Plan does not contain a liberal change in control definition. The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to the extent an acquiror fails or refuses to assume the awards or replace them with awards issued by the acquiror; and

●	Awards under the Plan are subject to the Corporation’s clawback policies.

Plan Summary

The following summary of the material terms of the 2023 Equity Plan is qualified in its entirety by reference to the full text of the 2023 Equity Plan, which is attached as Appendix A to this proxy statement. The 2023 Equity Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of ERISA.

Purpose of the 2023 Equity Plan

The purpose of the 2023 Equity Plan is to promote the Corporation’s long-term financial success by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Corporation’s shareholders through the ownership of shares of common stock of the Corporation and/or through compensation tied to the value of the Corporation’s common stock.

Administration of the 2023 Equity Plan

The 2023 Equity Plan will be administered by the Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to the Corporation or any subsidiary: (i) current employees; (ii) former employees who continue to receive compensation (other than through a tax- qualified plan); (iii) officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S- K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K.

Eligible Participants

Employees of, service providers to and non-employee members of the Boards of Directors of the Corporation and its subsidiaries, including Citizens & Northern Bank, will be eligible for selection by the Committee for the grant of awards under the 2023 Equity Plan.

Types of Awards

The 2023 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees.

Restricted Stock and Restricted Stock Units.

A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2023 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2023 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Corporation and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which such dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights and will accrue dividend equivalent rights only on such units to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by the Corporation and will not be distributed before the underlying RSU vests. At the time of settlement, restricted stock units can be settled in Corporation common stock or in cash, in the discretion of the Committee.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options.

A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” on any date, means: (i) if the Corporation’s common stock is listed on an Exchange, national market system or automated quotation system, the average of the highest and lowest reported sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the average of the highest and lowest reported sales price on the immediately preceding date on which sales were reported; or (ii) if the Corporation’s common stock is not listed on an Exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2023 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2023 Equity Plan must specify, and the Corporation’s shareholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2023 Equity Plan provides that all of the stock options may be issued as ISOs. Dividend equivalents rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or, as permitted by the Committee, with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards

The Committee will specify the terms of any performance awards issued under the 2023 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest for the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Corporation’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Corporation, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Corporation’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation or the manner in which the Corporation or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Corporation by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Corporation into another corporation, any separation of a corporation or any partial or complete liquidation by the Corporation or a subsidiary.

Certain Restrictions with Respect to Awards

The minimum vesting period for each award granted under the 2023 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2023 Equity Plan may be issued pursuant to awards with minimum vesting periods of less than one year or may be accelerated by the Committee and paid in the first year in the appropriate case. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of death, disability, involuntary termination without cause, mandatory retirement or resignation for good reason as otherwise permitted by the 2023 Equity Plan.

Adjustments

The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2023 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2023 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service

Subject to certain exceptions, generally, if a participant ceases to perform services for the Corporation and its subsidiaries for any reason: (i) all of the participant’s restricted stock, RSUs, performance shares, and performance share units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation; (ii) all of the participant’s stock options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement after age 65 or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that such period does not exceed the stock option award’s original term. Unless the Committee specifies otherwise in the award agreement, the 2023 Equity Plan provides that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause, or resignation for “good reason” (as defined in the 2023 Equity Plan) at or following a change in control.

Change in Control

Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award shall be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Corporation or (ii) the surviving entity in such change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume or replace the award with a comparable award issued by the surviving entity, achievement of such performance objective shall be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability

Generally, awards granted under the 2023 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options.

Amendment and Termination

The Corporation’s Board of Directors may at any time amend or terminate the 2023 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2023 Equity Plan, except to the extent set forth herein. The Board of Directors or Committee may also amend the 2023 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Corporation. Neither the Board of Directors nor the Committee can reprice a stock option without prior shareholder approval, except in accordance with the adjustment provisions of the 2023 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Corporation’s shareholders.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2023 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Corporation generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Corporation will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Corporation will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options

A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Corporation generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Corporation’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Corporation is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Corporation will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards

A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Corporation generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments

The terms of the award agreement evidencing an award under the 2023 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Corporation. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Corporation for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Corporation, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Corporation, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Corporation for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2023 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m)

Code Section 162(m) prohibits publicly held corporation from deducting more than $1 million per year paid to each of certain “covered employees,” as defined.

New Plan Benefits

There have been no grants made under the 2023 Equity Plan. Because benefits under the 2023 Equity Plan will depend on the actions of the Board and employee participation, as well as the value of the Corporation's common stock, it is not possible to determine the benefits that will be received if approved by the shareholders. The closing price for the Corporation's common stock as of February 3, 2023 was $23.36.

Vote Required for Approval

The affirmative vote of a majority of the votes cast is required to approve the Citizens & Northern Corporation 2023 Equity Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Citizens & Northern Corporation 2023 Equity Incentive Plan.

PROPOSAL 5 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly was selected by the Board as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2023. Baker Tilly, including predecessor firms, has been the independent registered public accounting firm for the Corporation since 1979. No member of the firm or any of its associates has a material financial interest in the Corporation. A representative of Baker Tilly is expected to be present at the Annual Meeting to answer appropriate questions from shareholders and will be afforded an opportunity to make any statement that the firm desires.

At its meeting on March 9, 2023, the Audit Committee selected Baker Tilly to be the Corporation’s independent registered public accounting firm for the year ending December 31, 2023.

The affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, is required to ratify the appointment of Baker Tilly as the Corporation’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Fees of Independent Registered Public Accounting Firm

The following table sets forth information concerning fees paid to independent public accountants for the years ended December 31, 2022 and 2021. All services provided by Baker Tilly in 2022 and 2021 were pre-approved by the Audit Committee, consistent with the limits provided for in the Audit Committee Charter.

	Fiscal Years Ended
	December 31,
	2022	2021
Audit Fees
Audit of Annual financial statements and audit of internal control over financial reporting and reviews of Quarterly financial statements	$320,340	$281,280
Audit-Related Fees
Audits of employee benefit plans	20,895	20,881
Tax Fees
Preparation of Corporation tax returns	27,585	30,205
Aggregate of all fees billed to the Corporation	$368,820	$332,366

Audit Committee Report

On March 9, 2023, the Audit Committee of the Board of Directors reviewed and discussed with management the audited financial statements dated December 31, 2022. The Audit Committee also discussed with Baker Tilly, the independent registered public accounting firm of the Corporation, the matters required to be discussed with those charged with governance pursuant to the Public Company Accounting Oversight Board Auditing Standard AS 1301(Communications with Audit Committees).

The Audit Committee has received from Baker Tilly, the written disclosure and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed Baker Tilly’s independence with its representatives. These items relate to that firm’s independence from the Corporation.

Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee

Stephen M. Dorwart, Chairman	Leo F. Lambert	Helen S. Santiago
Susan E. Hartley	Terry L. Lehman	Aaron K. Singer

ANNUAL REPORT ON FORM 10-K

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, was made available to shareholders with this proxy statement. The Annual Report on Form 10-K is also available at www.cnbankpa.com.

A paper copy of the Annual Report on Form 10-K will be furnished to shareholders free of charge upon written request. Such requests should be directed to the Treasurer of Citizens & Northern Corporation at 90-92 Main Street, Wellsboro, PA, 16901, or by phone at 570-724-3411.

OTHER MATTERS

The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.

APPENDIX A

CITIZENS & NORTHERN CORPORATION

2023 EQUITY INCENTIVE PLAN

ARTICLE 1 — GENERAL

Section 1.1. Purpose, Effective Date and Term. The purpose of the Citizens & Northern Corporation 2023 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Citizens & Northern Corporation (the “Company”), and its Subsidiaries, including Citizens & Northern Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s shareholders through the ownership of additional shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable shareholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately before the ten-year anniversary date of the Effective Date.

Section 1.2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) in accordance with Section 5.1.

Section 1.3. Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan shall be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees, Directors and Service Providers of the Company or any Subsidiary.

Section 1.4. Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1. General. Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units, and any Award may be granted as a Performance Award.

Section 2.2. Stock Options. A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a)    Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option that is intended to satisfy the requirements applicable to an “Incentive Stock Option” (or “ISO”) described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Option to be subject to Code Section 409A (unless, as modified, the Option complies with Code Section 409A). The maximum number of Shares that can be issued as ISOs under the Plan is set forth in Section 3.2 hereof.

(b)    Other Terms and Conditions. A Stock Option shall be exercisable in accordance with its terms and conditions and during the periods established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to a 10% Shareholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Shareholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d)    Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Options or other Awards), replacement grants, or other means.

Section 2.3 Restricted Stock.

(a)    Grant of Restricted Stock. A Restricted Stock Award is a grant of a share or shares of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)    Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Rights and Restrictions.        Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. A Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon provided, however, that dividends payable with respect to Restricted Stock Awards (whether paid in cash or shares of Stock) shall be subject to the same vesting conditions applicable to the Restricted Stock and shall, if vested, be delivered or paid at the same time as the restrictions on the Restricted Stock to which they relate lapse.

(ii) Tender Offers and Merger Elections.    Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any of the shares of Restricted Stock shall be given by proxy or ballot if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes or, if the Participant is not the beneficial owner for voting purposes, by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company, as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4. Restricted Stock Units.

(a)    Grant of Restricted Stock Unit Awards. A Restricted Stock Unit is an Award, the value of which is denominated in shares of Stock that will be paid in Stock, including Restricted Stock, cash (measured based upon the value of a share of Stock) or a combination thereof, at the end of a specified period. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period and the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service.

(b)     Other Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)    The Committee shall impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii)    The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing on the date of grant of the Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5. Vesting of Awards. The Committee shall specify the vesting schedule or market or performance conditions of each Award at the time of grant. Notwithstanding anything to the contrary herein, at least ninety-five percent (95%) of the Awards available under the Plan shall vest no earlier than one (1) year after the date of grant, unless accelerated due to death, Disability, or an Involuntary Termination at or following a Change in Control.

Section 2.6. Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not apply to an Award that is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A.

Section 2.7. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in an employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Mandatory Retirement, Retirement or for Cause, Stock Options shall be exercisable only as to the portion of the Award that was immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)    Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one (1) year following a Termination of Service due to death or Disability; provided, however, that in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months following Termination of Service.

(d)    In the event of Termination of Service due to Mandatory Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service. No Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following Termination of Service due to Mandatory Retirement. Any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall vest, pro rata, by multiplying the number of outstanding, unvested Awards by a fraction, the numerator of which is the number of days the Participant was in Service since the date the unvested Awards were granted and the denominator of which is (i) for Awards granted within one year of Termination of Service, 365, or (ii) for Awards granted more than one year prior to Termination of Service, 365 times the number of full or partial years since the date the Awards were granted.

(e)    In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service. No Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following Termination of Service due to Retirement. Any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(f)     Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(g)    Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is set forth in Article 4.

Section 2.8. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of Covered Shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1. Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2. Share Limitations.

(a)    Share Reserve. A maximum of 500,000 shares of Stock may be delivered to Participants and their beneficiaries under the Plan. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)    Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3. Not Used.

Section 3.4. Corporate Transactions.

(a)    General. In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of any such Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of any such Awards for similar awards denominated in stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses or assets) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in Which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives the merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization), all as determined by the Committee before the consummation of the merger, consolidation or other business reorganization. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. If the acquiring entity fails or refuses to assume the Company’s outstanding Awards, any Service-based Awards shall vest immediately at or immediately before the effective time of the merger, consolidation or other business reorganization. Any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of the merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on that date. Unless another treatment is specified in the documents governing the merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of the holder’s outstanding Stock Options and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization.

Section 3.5. Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)     Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1. Consequence of a Change in Control. Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or determined by the Committee and set forth in an Award Agreement:

(a)     At the time of an Involuntary Termination at or following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following a termination of employment.

(b)    At the time of an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully vested immediately.

(c)     In the event of an Involuntary Termination at or following a Change in Control, unless otherwise specified in the Award Agreement, any Performance Award will vest based on the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

Section 4.2. Definition of Change in Control. For purposes of this Plan, the term “Change in Control” shall mean the following:

(a)	the consummation of (A) a merger, consolidation, division or other fundamental transaction involving the Company or the Bank, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of the Company or the Bank to any entity which is not a direct or indirect subsidiary of the Company, or (C) a purchase by the Company or the Bank of substantially all of the assets of another entity; unless (Y) such merger, consolidation, division, sale, exchange, transfer, purchase, disposition or other transaction is approved in advance by eighty percent (80%) or more of the members of the Board of Directors of the Company who are not interested in the transaction and (Z) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and a majority of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of the Company; or

(b)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, a direct or indirect subsidiary of the Company, or a person who is the beneficial owner of more than twenty-five percent (25%) of the Company’s outstanding securities on the date of this Agreement becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of Company’s then outstanding securities; or

(c)	during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(d)	any other change in control of the Company or the Bank similar in effect to any of the foregoing.

ARTICLE 5 — COMMITTEE

Section 5.1. Administration. The Plan shall be administered by the Committee, which shall be composed of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2. Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a)     The Committee shall have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant if the exercise of such discretion would result in more than five percent (5%) of the aggregate awards under the Plan vesting in less than one year from the date of grant as provided for in Section 2.5, or to extend the time period to exercise a Stock Option, unless the extension is consistent with Code Section 409A.

(b)    The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)     The Committee shall have the authority to define terms not otherwise defined herein.

(d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and by-laws of the Company and applicable corporate law.

(e)    The Committee shall have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3. Not Used.

Section 5.4. Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5. Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1. General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may amend any Award Agreement, provided, however, that no amendment or termination (except as provided in Sections 2.6, 3.4 and 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award before the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s shareholders.

Section 6.2. Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or by the Financial Accounting Standards Board (the “FASB”) after the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1. No Implied Rights.

(a)    No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)     No Rights as a Shareholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a shareholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2. Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; or (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3. Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless the disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4. Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval (and any subsequent approval by the shareholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5. Eligibility for Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7. Tax Withholding.

(a)    Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)    Payment in Stock. The Committee may require the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.8. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.9. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10. Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11. No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12. Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the Commonwealth of Massachusetts shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13. Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14. Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision has never been included herein.

Section 7.15. Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.16. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17. Awards Subject to Company Policies and Restrictions.

(a)    Clawback Policies. Awards granted hereunder are subject to any Clawback Policy maintained by the Company, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if the person were subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)    Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

Section 7.18. Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price of a Stock Option and any applicable tax withholding requirements with respect to Stock Options shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19. Regulatory Requirements. The grant and settlement of Awards shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 — DEFINED TERMS

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

“Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause” shall, with respect to any Participant, have the same meaning as “cause” or “for cause” (or any similar term) set forth in any employment, change in control, consulting, or other agreement for the performance of services or severance between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) a material act of willful misconduct by the Participant in connection with the performance of his/her duties, including, without limitation, misappropriation of funds or property of the Company or a Subsidiary; (ii) the conviction of the Participant for, or plea of nolo contendere by the Participant to, any felony or a misdemeanor involving deceit, dishonesty, or fraud; (iii) the commission by the Participant of any misconduct, whether or not related to the Company or any of its affiliates, that has caused, or would reasonably be expected to cause, material detriment or damage to the Company’s or any of its affiliates’ reputation, business operation or relation with its employees, customers, vendors, suppliers or regulators; (iv) continued, willful and deliberate non-performance by the Participant of his/her duties (other than by reason of the Participant’s physical or mental illness, incapacity or disability) that has continued for more than thirty (30) days following written notice providing the details of such non-performance from the Chief Executive Officer of the Company or any Subsidiary, or his designee, as the case may be; (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vi) removal or prohibition of the Participant from participating in the conduct of the Company’s or a Subsidiary’s affairs by order issued under applicable law and regulations by a federal or state banking agency having authority over the Company or a Subsidiary. The good faith determination by the Committee of whether the Participant’s Service was terminated by the Company or a Subsidiary for “Cause” shall be final and binding for all purposes hereunder.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Covered Shares” means any shares acquired by a Participant pursuant to an Award granted under this Plan, net of taxes and transaction costs. For these purposes, “taxes and transaction costs” include, without limitation: (i) shares retained by the Company to satisfy tax withholding requirements attributable to such Awards, and (ii) any taxes payable by the Participant related to Awards which are in excess of the amounts withheld in accordance with clause “(i).”

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in that agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

“Disinterested Board Member” means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary for the past three (3) years; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in a manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the average of the highest and lowest reported sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the average of the highest and lowest reported sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material diminution, not consented to by the Participant, in the Participant’s responsibilities, authorities or duties, from the responsibilities, authorities or duties exercised by the Participant as of immediately prior to a Change in Control;

(ii) a material reduction in the Participant’s annual compensation or benefits, as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, except for across-the-board reductions similarly affecting all or substantially all of the Company’s executive officers;

(iii) the relocation of the Company’s office(s) at which the Participant is principally employed as of the date of a Change in Control (the “Current Offices”) to any other location more than 50 miles from the Current Offices, or the requirement by the Company or any affiliate for whom the Participant primarily works for the Participant to be based at a location more than 50 miles from the Current Offices, except for required travel on business to an extent substantially consistent with the Participant’s business travel obligations during the twelve (12)-month period immediately preceding the Change in Control.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.8.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) or (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) or (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) or (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.2.

“Mandatory Retirement” means retirement from employment or service because of attaining an age greater than or equal to a Company-imposed maximum age.

“Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) designated as a Non-Qualified Option; (ii) granted to a Participant who is not an Employee; or (iii) granted to an Employee but does not satisfy the requirements of Code Section 422.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied. Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the certain items, including but not limited to the following: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.3(a).

“Restricted Stock Unit” has the meaning ascribed to it in Section 2.4(a).

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” or “Retired” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after attainment of age 65. Notwithstanding anything herein to the contrary, if an Employee or Director has not had a Termination of Service as defined in this Plan, the Employee or Director shall not be deemed to have Retired for purposes of forfeiture of non-vested Awards, vesting in Awards or reducing the exercise period of Options issued hereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means the uninterrupted provision of services as an Employee or Director of, or a Service Provider to, the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee, Director or Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Service Provider (except as otherwise provided in the Award Agreement).

“Service Provider” means any natural person (other than an Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or the Subsidiary and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Stock” means the common stock of the Company, $1.00 par value per share.

“Stock Option” has the meaning ascribed to it in Section 2.2.

“Subsidiary(ies)” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or Service Provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries. Unless the Committee determines otherwise, an Employee Participant shall not be deemed to have a Termination of Service if such Participant remains in the Service of the Company or a Subsidiary as a Service Provider.

(ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iv) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v) With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director.

Important notice of availability of Proxy materials for the Shareholder meeting of CitiZenS & northern CorPoration to Be held on: april 20, 2023 at 2:00 p.m. Local time virtually at https://web.lumiagm.com/244346915 Password: citizens2023 (case sensitive) ComPanY nUmBer aCCoUnt nUmBer ControL nUmBer encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery please make the request as instructed below before 4/10/2023. Please visit http://www.astproxyportal.com/ast/11697/, where the following materials are available for view: - Annual Highlights - Notice of Annual Meeting of Stockholders - Proxy Statement - Form of Electronic Proxy Card - Annual Report on Form 10-K to reqUeSt materiaL: teLePhone: 888-Proxy-na (888-776-9962) and 718-921-8562 (for international callers) e-maiL: info@astfinancial.com weBSite: https://us.astfinancial.com/onlineProxyVoting/ProxyVoting/requestmaterials to Vote: onLine: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time on April 20, 2023. VirtUaLLY at the meetinG: The company will be hosting the meeting virtually this year. To attend the meeting virtually, please visit https://web.lumiagm.com/244346915 Password: citizens2023 (case sensitive) and be sure to have your control number available. teLePhone: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. maiL: You may request a card by following the instructions above. 1. ELECTION OF CLASS III DIRECTORS. nomineeS: Stephen M. Dorwart J. Bradley Scovill Aaron K. Singer 2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT. 3. TO CONSIDER AND ACT UPON AN ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 4. TO APPROVE CITIZENS & NORTHERN CORPORATION 2023 EQUITY INCENTIVE PLAN. 5. RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. 6. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof. Please note that you cannot use this notice to vote by mail.

ANNUAL MEETING OF STOCKHOLDERS OF CITIZENS & NORTHERN CORPORATION April 20, 2023 PROXY VOTING INSTRUCTIONS INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST on April 20, 2023. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting virtually this year. To attend the meeting virtually, please visit https://web.lumiagm.com/244346915 Password: citizens2023 (case sensitive) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/11697/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330403030000000000 9 042023 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF CLASS III DIRECTORS. NOMINEES: O Stephen M. Dorwart O J. Bradley Scovill O Aaron K. Singer FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: 2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR AGAINST ABSTAIN 3. TO CONSIDER AND ACT UPON AN ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. EVERY 1 YEAR EVERY 2 YEARS EVERY 3 YEARS ABSTAIN 4. TO APPROVE CITIZENS & NORTHERN CORPORATION 2023 EQUITY INCENTIVE PLAN. FOR AGAINST ABSTAIN 5. RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. FOR AGAINST ABSTAIN 6. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4, AND 5 AND FOR A FREQUENCY OF EVERY 1 YEAR FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF CITIZENS & NORTHERN CORPORATION April 20, 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/11697/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the e n v e l o p e p r o v i d e d . 20330403030000000000 9 042023 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF CLASS III DIRECTORS. NOMINEES: O Stephen M. Dorwart O J. Bradley Scovill O Aaron K. Singer FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: 2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR AGAINST ABSTAIN 3. TO CONSIDER AND ACT UPON AN ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. EVERY 1 YEAR EVERY 2 YEARS EVERY 3 YEARS ABSTAIN 4. TO APPROVE CITIZENS & NORTHERN CORPORATION 2023 EQUITY INCENTIVE PLAN. FOR AGAINST ABSTAIN 5. RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. FOR AGAINST ABSTAIN 6. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4, AND 5 AND FOR A FREQUENCY OF EVERY 1 YEAR FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CITIZENS & NORTHERN CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 20, 2023 The undersigned hereby appoints Aaron K. Singer and Bobbi J. Kilmer, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 20, 2023, at 2:00 P.M. (local time), in a virtual meeting format only with no physical location, at https://web.lumiagm.com/244346915 password: citizens2023 (case sensitive), and at any adjournments thereof, and to vote as follows: (Continued and to be signed on the reverse side) 1.1 14475